Exhibit 4.37

Exhibit 4.37

THE KANSAS POWER AND LIGHT COMPANY

TO

HARRIS TRUST AND SAVINGS BANK

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated April 1, 1949

THE KANSAS POWER AND LIGHT COMPANY

SECOND SUPPLEMENTAL INDENTURE DATED APRIL 1, 1949

TABLE OF CONTENTS*

*Note: The Table of Contents is not part of the Supplemental Indenture and should not be considered as such. It is included only for purposes of convenience.

ARTICLE IV.

Improvement and Sinking Fund and Maintenance Fund.

ARTICLE V.

Additional Covenants.

ARTICLE VI.

Amendments of Ratio of Bonds Issuable to Property Additions, and of Certain Other Ratios—Amendment of Net Earnings Test.

ARTICLE VII.

Miscellaneous Provisions.

ARTICLE VIII.

ARTICLE XVIII.

DEFINITION OF CERTAIN TERMS—ADDITIONAL COVENANTS WITH RESPECT TO RECORDING AND FILING, PAYING AGENTS AND COMPLIANCE WITH CONDITIONS.

ARTICLE XIX.

REPORTS BY THE COMPANY AND THE TRUSTEE.

ARTICLE XX.

ARTICLE XXI.

Concerning the Trustee.

ARTICLE XXII.

Miscellaneous Provisions.

SECOND SUPPLEMENTAL INDENTURE, dated the first day of April, Nineteen hundred and forty-nine (1949), made by and between The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated July 1, 1939 (hereinafter referred to as the "Original Indenture"), to provide for and to secure an issue of First Mortgage Bonds of the Company issuable in series, and to declare the terms and conditions upon which the Bonds are to be issued thereunder; and

WHEREAS, the Company heretofore executed and delivered its Supplemental Indenture dated July 1, 1939, to said Original Indenture providing for the issuance thereunder of the Company's First Mortgage Bonds, 3½% Series, due 1969, in the aggregate principal amount of Twenty-six million, five hundred thousand dollars ($26,500,000), of which Twenty-four million, five hundred twenty-three thousand dollars ($24,523,000) are presently outstanding; and

WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds upon compliance with the provisions of Article III of the Original Indenture; and

WHEREAS, the Company desires by this Second Supplemental Indenture to provide for the creation of a new series of bonds under the Original Indenture to be designated "First Mortgage Bonds, 2⅞% Series, Due 1979" (hereinafter called "Bonds of 1979 Series"); and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture

to convey, transfer and assign to the Trustee and to subject to the lien of the Original Indenture additional properties acquired by the Company; and add to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements thereafter to be observed; and

WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called "the Indenture") according to their tenor, purport and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto Harris Trust and Savings Bank, as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Original Indenture and not heretofore released from the lien thereof), that is to say:

FIRST

All and singular the rents, real estate, chattels real, easements, servitudes, and leaseholds and other interests in real estate of the Company hereinafter enumerated, or which, subject to the provisions of Article XII, the Company may hereafter acquire, including among other things, the following property located in the State of Kansas, together with all improvements of any type located thereon:

PARCELS OF REAL ESTATE

The following described parcels of real estate, all of which are located in the State of Kansas in the respective counties hereinafter specified:

Barber County

1. *Gas Compressor Station Site:* The East One-half (E½) of the Northeast Quarter (NE¼) of the Southeast Quarter (SE¼) of the Northeast Quarter (NE¼) of Section Fourteen (14), Township Thirty-Three (33) South, Range Thirteen (13) West, except a small tract in the Northeast (NE) corner thereof, said tract being Two Hundred Seventy-one (271) feet North and South and One Hundred Eighty-five (185) feet East and West.

Brown County

2. *Electric Substation Site:* A tract of land described as follows: Beginning at a point approximately Six Hundred Fourteen (614) feet East of the West section line of Section Twenty-eight (28), Township Two (2) South, Range Seventeen (17) East and approximately Twenty-five (25) feet South of the North line of the Southwest Quarter (SW¼) of said Section; thence in a Southeasterly direction a distance of Twenty-two and Three-tenths (22.3) feet to a point approximately Six Hundred Twenty-four (624) feet East of the West section line of said Section; thence East a distance of Thirty (30) feet; thence in a Northeasterly direction a distance of Twenty-two and Three-tenths (22.3) feet to a point approximately Six Hundred Sixty-four (664) feet East of the West section line of said Section and approximately Twenty-five (25) feet South of the North line of the Southwest Quarter (SW¼) of said Section; thence West to point of beginning, subject to right of way of Cities Service Gas Company.

3. *Electric Substation Site:* A tract of land in Lot One Hundred Forty-three (143) on Iowa Street in the City of Hiawatha de-

scribed as follows: Beginning at the Northwest (NW) corner of said lot, thence South Fifty (50) feet, thence East Thirty (30) feet, thence North Fifty (50) feet, thence West Thirty (30) feet to the place of beginning.

DICKINSON COUNTY

4. *Gas Regulator Station Site:* A tract of land in the Southwest Quarter (SW¼) of Section Twenty-one (21), Township Thirteen (13), Range Two (2) East described as follows: Commencing at a point on the South line of Augustine Avenue, Three Hundred Ninety-four (394) feet West of the point where such South line projected, intersects the East line of said Southwest Quarter (SW¼) of Section Twenty-one (21), running thence South Ten (10) feet, thence West Forty (40) feet, thence North Ten (10) feet, thence East on the South line of Augustine Avenue Forty (40) feet to the place of beginning, subject to the terms, and with all of the provisions, of a deed of date of October 28, 1931 from William H. Broughton and Myrtle Broughton to the United Gas and Pipe Line Company, recorded in the office of the Register of Deeds of Dickinson County, in Book 92 of Deeds at Page 315.

5. *Solomon Gas Town Border Station:* A tract of land described as follows: Commencing at the Northwest (NW) corner of Lot One Hundred Thirty-four (134) on Fourth Street in the original townsite of the City of Solomon, Dickinson County, Kansas, running thence South Ten (10) feet, thence East Forty (40) feet, thence North Ten (10) feet, thence West Forty (40) feet to the place of beginning.

6. *Abilene Pole Yard Site:* Lots Seven (7), Eight (8), Nine (9), and Ten (10) in Block Four (4) in J. M. Fisher's Addition to the City of Abilene.

7. *Electric Substation Site:* A part of the Northwest Quarter (NW¼) of Section Twenty-Two (22), Township Thirteen (13) South, Range One (1) East of the 6th Principal Meridian described as follows: Beginning at a point Twenty-Five (25) feet East of the Northwest (NW) corner of said Quarter Section, thence South a distance of Forty (40) feet; thence East a distance of Forty (40) feet; thence North a distance of Forty (40) feet; thence West a distance of Forty (40) feet to the place of beginning.

EDWARDS COUNTY

8. *Addition to Kinsley Electric Plant Site:* All that certain tract or parcel of land lying and situate in the Northeast Quarter (NE¼) of Section Thirty-three (33), Township Twenty-four (24)

South, Range Nineteen (19) West, at Kinsley, Edwards County, Kansas, and being more particularly described as follows: Commencing at the Northeast (NE) corner of said Section Thirty-three (33), thence West along the North line of said Section Thirty-three (33) a distance of Seven Hundred Fifteen (715) feet, more or less, to a point in a line parallel with and Fifty (50) feet Northwesterly from the center line of the main track of The Atchison, Topeka and Santa Fe Railway Company, formerly Atchison, Topeka and Santa Fe Railroad Company; as the same was originally located and constructed, said point being in the Northwesterly property line of said Railway Company; thence Southwesterly, along said Northwesterly property line, a distance of One Thousand Three Hundred Thirty-six (1336) feet, more or less, to a point at right angles to and Fifty (50) feet Northwesterly from said main track center line as originally located and constructed at Railway Engineer's Profile Station 1256 plus 32 feet, the point of beginning; thence continuing Southwesterly on last described course, a distance of Twenty-five (25) feet; thence Northwesterly at right angles, a distance of Ninety-four and Eight-tenths (94.8) feet, more or less, to the Southerly right of way line of State Highway No. K-45; thence Northeasterly along said Highway right of way line on a curve to the right with a radius of Two Thousand Eight Hundred Thirty-four and Ninety-three Hundedths (2834.93) feet, a distance of Twenty-five (25) feet, more or less, to a point; thence Southeasterly at right angles to said original main track center line, a distance of Ninety-three and Two-tenths (93.2) feet, more or less, to the point of beginning, and containing an area of Two Thousand Three Hundred Fifty (2350) square feet, more or less, except all oil, gas and/or other minerals in and under, and that may be produced from said land.

Geary County

9. *Electric Substation Site:* Commencing at the point of beginning, which lies One Thousand Five Hundred Four (1504) feet East, and Six Hundred Eighty (680) feet North of the Southwest (SW) corner of Section Sixteen (16), Township Twelve (12) South, Range Eight (8) East; from said point of beginning thence Two Hundred Eight and Seventy-one Hundredths (208.71) feet East, thence Two Hundred Eight and Seventy-one Hundredths (208.71) feet North, thence Two Hundred Eight and Seventy-one Hundredths (208.71) feet West, thence Two Hundred Eight and Seventy-one Hundredths (208.71) feet South to the point of beginning, the total area of the parcel thus described being One (1) acre, except a one-half interest in and to all of the oil, gas and other minerals owned by The United Oil & Gas Royalty Association.

10. *Other Real Estate:* The following tract of land: Beginning at a point located in the Northwest (NW) corner of a bridge crossing the Smoky Hill River on Highway K-57 in Special Section Nine (9), Township Twelve (12) South, Range Six (6) East, thence West Eighteen Feet Six Inches (18′6″); thence North One Hundred Ninety (190) feet; thence in a Southeasterly direction Thirty-six Feet Eight Inches (36′ 8″) at 74°21′; thence Southwest approximately One Hundred Eighty (180) feet to the point of beginning.

GRANT COUNTY

11. *Gas Compressor Station Site:* The West One-Half (W½) of the North West Quarter (NW¼) of the Northwest Quarter (NW¼) and the Southeast Quarter (SE¼) of the Northwest Quarter (NW¼) of the Northwest Quarter (NW¼), all in Section Ten (10) Township Thirty (30) South, Range Thirty-seven (37) West, except all oil, gas and other minerals in and under said premises, and subject to oil and gas lease to Hugoton Production Company.

JEFFERSON COUNTY

12. *Garage and Warehouse Site:* The North One Hundred Twelve and One-half (112½) feet of Lots Nine (9) and Ten (10), in Block Ten (10), Original City of Oskaloosa according to the recorded plat thereof, excepting however, a strip of land Ten (10) feet East and West by Fifty-one and One-half (51½) feet North and South out of Lot Nine (9) of said Block Ten (10) as measured from the Northwest (NW) corner of said Lot Nine (9).

MARSHALL COUNTY

13. *Electric Substation Site:* Lots Numbered One (1) and Two (2) on Park Street in the City of Blue Rapids as per last recorded plat thereof.

MCPHERSON COUNTY

14. *Lindsborg Town Border Metering Station Site:* Lot Twenty-six (26), Block One (1), Bethany Addition to Lindsborg.

NEMAHA COUNTY

15. *Electric Substation Site:* All of Lot Eleven (11), Block Thirty-nine (39), located in the City of Centralia.

POTTAWATOMIE COUNTY

16. *Electric Substation Site:* A tract of land Eighty (80) feet long and Fifteen (15) feet wide located in the Southeast (SE) corner

of the Northeast Quarter (NE¼) of Section Thirty-two (32), Township Seven (7), Range Nine (9) East of the Sixth Principal Meridian, more particularly described as follows: Beginning at the point where the North right of way line of the road running East and West intersects with the West right of way line of the road running North and South, thence in a Northerly direction Eighty (80) linear feet on the West right of way line of the road running North and South; thence in a Westerly direction Fifteen (15) linear feet; thence in a Southerly direction Eighty (80) linear feet to a point on the North right of way line of the road running East and West; thence in an Easterly direction Fifteen (15) linear feet on the last mentioned right of way line to the point of beginning, containing .0275 acres more or less.

PRATT COUNTY

17. *Gas Regulator Station Site:* A tract of land in Lot number Six (6), Block Twenty-one (21), Anderson's Addition to the City of Pratt, described as follows: Beginning at the Southwest (SW) corner of said Lot Six (6), thence East Ten (10) feet; thence North Twelve (12) feet; thence West Ten (10) feet; thence South Twelve (12) feet to place of beginning.

RENO COUNTY

18. *Hutchinson Electric Plant Site:* The North One Hundred Ten (110) acres of the Southwest Quarter (SW¼) of Section Nine (9), Township Twenty-three (23) South, Range Five (5) West, subject to rights of ways of Cities Service Gas Company, Drillers Gas Company, and the Chicago, Rock Island and Pacific Railroad Company. Also, beginning One Thousand Six Hundred Ninety (1690) feet East of the Southwest (SW) corner of the Southwest Quarter (SW¼) of Section Nine (9), Township Twenty-three (23) South, Range Five (5) West, for point of beginning; thence North to the South line of the North One Hundred Ten (110) acres of said quarter section; thence East along said South line of said One Hundred Ten (110) acres Fifty (50) feet; thence South to the South line of said Southwest Quarter (SW¼); thence West along said South line of said Southwest Quarter (SW¼) to point of beginning; all being approximately one (1) acre situated in the Southwest Quarter (SW¼) of Section Nine (9), Township Twenty-three (23) South, Range Five (5) West, for the purpose of a road right of way; subject to rights of ways of Cities Service Gas Company, Gas Service Company, and the Hutchinson Water Company, and subject further to option to repurchase in event of sale reserved in deed recorded in Book 248 at page 220.

Rice County

19. *Electric Substation Site:* Commencing at a point which is Thirty (30) feet South and Thirty (30) feet East of the Northwest (NW) corner of Section Two (2), Township Twenty (20) South, Range Eight (8) West of the 6th Principal Meridian and running from said point due South Five Hundred (500) feet; thence due East Three Hundred Fifty (350) feet; thence due North Five Hundred (500) feet; thence due West Three Hundred Fifty (350) feet to the point of beginning, subject to rights of ways of Cities Service Gas Company, The Kaw Pipe Line Company and the National Cooperative Refinery Association.

Riley County

20. *Electric Substation Site:* Commencing at the point of beginning, which lies on the East right of way line of State Road No. K-13, at a distance of Eight Hundred Sixty-eight (868) feet South of the North line of Lot Five (5), Section Six (6), Township Ten (10) South, Range Eight (8) East; from said point of beginning thence East a distance of One Hundred Ninety-one and Two-tenths (191.2) feet; thence North, parallel to the East line of said Lot Five (5) a distance of Two Hundred Ninety and Nine-tenths (290.9) feet; thence West a distance of Two Hundred Sixty-four and Nine-tenths (264.9) feet to the said East right of way line of State Road No. K-13; thence Southerly along said East right of way line a distance of Three Hundred (300) feet to the point of beginning, total area of the parcel thus described being One and One-half (1½) acres.

21. *Electric Substation Site:* A part of Lot Five (5), in Section Eighteen (18), Township Ten (10) South, Range Eight (8) East of the 6th Principal Meridian, described as follows: Beginning at a point Nine Hundred Nineteen and Seven-tenths (919.7) feet East and Four Hundred Thirty-eight and Two hundredths (438.02) feet South of the Northwest (NW) corner of Lot Five (5), Section Eighteen (18), Township Ten (10) South, Range Eight (8) East of the 6th Principal Meridian, thence West One Hundred (100) feet; thence South Eighty-four (84) feet; thence East Fifty (50) feet; thence North Seventy-two (72) feet; thence East Fifty (50) feet; thence North Twelve (12) feet to the point of beginning.

Russell County

22. *Gas Regulator Station Site:* Lot Six (6), Block Two (2), Windsor Park Subdivision, an addition to the City of Russell.

SHAWNEE COUNTY

23. *Electric Substation Site:* The West Fifty (50) feet of Lot Seventy-five (75), on Quincy Street, in "Eugene" or North Topeka, now a part of the City of Topeka.

24. *Electric Switching Station Site:* The West Seventy-five (75) feet of the following described tract of land: Commencing on the Township line, Five and four-hundredths (5.04) chains West of the Northeast (NE) corner of the Northwest Quarter (NW¼) of Section Four (4), Township Twelve (12), Range Sixteen (16) East of the 6th Principal Meridian; thence West along Township line (now East Sixth Street) Five and four-hundredths (5.04) chains; thence South Three and Ninety-seven hundredths (3.97) chains; thence East Five and four-hundredths (5.04) chains; thence North Three and Ninety-seven hundredths (3.97) chains to place of beginning; being a tract of land Seventy-five (75) feet East and West and Two Hundred Twenty-nine (229) feet North and South.

25. *Electric Substation Site:* Lots numbered Fourteen (14) and Sixteen (16) on Twenty-first Street, in Southwest Subdivision.

26. *Addition to Tecumseh Power Plant Site:* A part of Lot Three (3) in the Northwest Quarter (NW¼) of Section Thirty-one (31), Township Eleven (11) South, Range Seventeen (17) East, Described as follows: Beginning at a point on the East line of said Lot Three (3) and Four Hundred Sixteen (416) feet North of the Southeast (SE) corner thereof; thence Northwesterly Three Hundred Seventy-five and Three-tenths (375.3) feet to the South right of way line of the A. T. & S. F. Railway; thence Easterly along said South right of way line of the A. T. & S. F. Railway One Hundred Ninety-nine and Three-tenths (199.3) feet to the East line of said Lot Three (3); thence South Three Hundred Seventy-six (376) feet to the point of beginning, containing Eighty-three hundredths (.83) acres, more or less.

27. *Electric Substation Site:* Lots numbered One Hundred Eighteen (118) and One Hundred Twenty (120) in Belmont Addition, being a part of the Southwest Quarter (SW¼) of Section Thirty-four (34), Township Eleven (11) South, Range (16) East.

28. *Warehouse Site:* Lots numbered Eighteen (18), Twenty (20), Twenty-two (22), Twenty-four (24), Twenty-six (26), Twenty-eight (28), Thirty (30), Thirty-two (32), Thirty-four (34) and Thirty-six (36) on Jackson Street.

29. *Potwin Electric Substation Site:* A part of Lots numbered Eight (8), Nine (9), Ten (10), Eleven (11) and Twelve (12) on Pearl Street, in Block Twenty (20), in Auburndale, an Addition to

the City of Topeka, described as follows: Beginning at the Northwest (NW) corner of Lot Eight (8), thence Southwesterly along the West line of Lot Eight (8) a distance of Fifty (50) feet; thence Southeasterly and parallel to the South line of the Chicago, Rock Island & Pacific Railroad right of way a distance of One Hundred Twenty-two and Eighty-two hundredths (122.82) feet more or less to the East line of Lot Twelve (12); thence Northerly along the East line of Lot Twelve (12) a distance of Fifty-four and Ninety-six hundredths (54.96) feet more or less to the South line of the Chicago, Rock Island & Pacific Railroad right of way; thence Northwesterly along the South line of said right of way a distance of One Hundred (100) feet to the place of beginning.

30. *Topeka Office Building Site:* Lots numbered Two Hundred Fifty-four (254), Two Hundred Fifty-six (256), Two Hundred Fifty-eight (258) and the North Two-fifths (2/5) of Lot numbered Two Hundred Sixty (260) on Kansas Avenue, Original Townsite, in the City of Topeka.

31. *Oakland Electric Substation Site:* All that part of the Northeast Quarter (NE¼) of Section Thirty-three (33), Township Eleven (11) South, Range Sixteen (16) East, described as follows: Beginning at a point on the South line of Seward Avenue, said point being Thirty (30) feet East and Thirty-three (33) feet South of the Northwest (NW) corner of said quarter section; thence East along the South line of Seward Avenue, which lies Thirty-three (33) feet Southerly of, normally distant from and parallel with the North line of said quarter section, a distance of Thirty (30) feet; thence South at right angles Thirty (30) feet; thence West at right angles Thirty (30) feet more or less to a point Thirty (30) feet Easterly of and normally distant from the West line of said quarter section; thence North along a line Thirty (30) feet Easterly of, normally distant from and parallel with the West line of said quarter section Thirty (30) feet more or less to the point of beginning, containing Nine Hundred (900) square feet of land, more or less, subject to a reservation of the oil and/or gas within and under said premises, together with the right to remove the same through wells drilled upon adjoining property.

32. *Electric Substation Site:* A part of the Northeast Quarter (NE¼) of Section Twelve (12), Township Twelve (12), South, Range Fifteen (15) East, more particularly described as follows: Beginning at a point where the center line of Shunganunga Creek intersects with the East line of Clay Street (formerly Buchanan) as extended; thence North on the East line of said Clay Street, as extended, to the center line of South Street (now vacated) in Steele's

Addition to the City of Topeka; thence East along the center line of said South Street One Hundred Fifty-three and Thirty-eight hundredths (153.38) feet to the extended center line of an alley (now vacated); thence North Twenty-five (25) feet to the North line of said South Street; thence East along the North line of said South Street One Hundred Fifty-three and Thirty-eight hundredths (153.38) feet to the West line of Central Park Street (formerly Clay Street), now vacated; thence South along the West line of said Central Park Street to the South line of said South Street; thence East Sixteen (16) feet to the Northeast (NE) corner of Lot One Hundred Forty-five (145) of Block Twenty-one (21) in said Steele's Addition (now vacated); thence South along the East line of said Lot One Hundred Forty-five (145) to the center of Shunganunga Creek; thence westerly along the center of said Shunganunga Creek to the place of beginning, subject to easement of Sewer District No. 99.

Wabaunsee County

33. *Electric Substation Site:* A tract of land in Lot One (1), Block Thirteen (13), in East Eskridge, now City of Eskridge, more particularly described as follows: Beginning at the Northeast (NE) corner of said Lot One (1), thence in a Northwesterly direction along the North property line adjoining Second Street a distance of Fifty (50) feet; thence Southwesterly parallel to the West line of said Lot One (1) a distance of Forty (40) feet; thence in a Southeasterly direction parallel to the North line of said Lot One (1) a distance of Fifty (50) feet to the East line of said Lot One (1); thence Northeasterly a distance of Forty (40) feet to the place of beginning.

SECOND

Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatever, whether underground or overhead or on the surface or otherwise of the Company enumerated below or which, subject to the provisions of Article XII, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus:

ELECTRIC DISTRIBUTION SYSTEMS

The electric distribution systems located in and adjacent to the following communities in the State of Kansas:

In Chase County: Cedar Point

In Pottawatomie County: Emmett

In Reno County: Plevna, Turon

In Rice County: Alden

In Stafford County: Macksville

GAS DISTRIBUTION SYSTEMS

The gas distribution systems located in and adjacent to the following communities in the State of Kansas:

In Dickinson County: Solomon

ELECTRIC TRANSMISSION LINES

Line 1. A 6600 volt, wood pole, electric transmission line, approximately five (5) miles in length, extending from the Town of Emmett in Pottawatomie County to the Town of St. Clere, in Pottawatomie County.

Line 2. A 66000 volt, wood pole, electric transmission line, approximately fifteen and five-tenths (15.5) miles in length, extending from Matters Corner substation near Manhattan, in Riley County, to a junction South of Manhattan with a 66000 volt, steel tower, electric transmission line extending from electric generating plant in Hutchinson, Reno County to electric generating station at Tecumseh, near the City of Topeka, in Shawnee County.

Line 3. A 33000 volt, wood pole, electric transmission line, approximately two and five-tenths (2.5) miles in length, extending from Matters Corner substation near Manhattan, in Riley County to the City of Manhattan, Riley County.

Line 4. A 33000 volt, wood pole, electric transmission line, approximately ten and five-tenths (10.5) miles in length, extending to the Netawaka pumping station in Jackson County, from a junction near the Town of Circleville in Jackson County, with a line of like voltage which extends from near the Town of Hoyt in Jackson County to the Town of Circleville in Jackson County.

Line 5. A 6600 volt, wood pole, electric transmission line, approximately nine (9) miles in length, extending through the Town of Larkinburg in Jackson County to the Town of Arrington in Atchison County, from a junction near Denison in Jackson County with a 13,200 volt, wood pole, electric transmission line which extends from a point near the Town of Birmingham in Jackson County to the Town of Denison in Jackson County.

Line 6. A 6600 volt, wood pole, electric transmission line, approximately four (4) miles in length extending from the Town of Blue Rapids in Marshall County to the Town of Waterville, in Marshall County.

Line 7. A 33000 volt, wood pole, electric transmission line, approximately ten (10) miles in length, extending from the City of Hutchinson in Reno County to the United States Naval Air Base in Reno County.

Line 8. A 66000 volt, wood pole, electric transmission line, approximately eleven and three-tenths (11.3) miles in length, extending from the City of Atchison in Atchison County to a junction with electric transmission line of the Kansas Electric Power Company in Section twenty-three (23), Township seven (7) South, Range Twenty-one (21) East, Atchison County.

Line 9. A 66000 volt, wood pole, electric transmission line, approximately twenty-seven and two-tenths (27.2) miles in length, extending to the City of Lyons in Rice County from a junction near the City of McPherson in McPherson County with a line of like voltage which extends from electric generating plant in Hutchinson in Reno County to electric generating station at Tecumseh, near the City of Topeka in Shawnee County.

Line 10. An 11500 volt, wood pole, electric transmission line, approximately thirteen (13) miles in length, extending from the Town of Chase in Rice County to the Town of Alden in Rice County, together with branch to the Town of Raymond in Rice County.

Line 11. A 33000 volt, wood pole, electric transmission line, approximately eight (8) miles in length, extending from the steam electric generating station at Tecumseh, near the City of Topeka, in Shawnee County, to the City of Topeka, in Shawnee County.

GAS TRANSMISSION LINES

Line 1. *Castleton-McPherson 18 Inch Line.* A certain 18 inch steel pipe gas transmission line approximately 38.23 miles in length,

commencing at a point of connection with the *Barber County Field-Abilene-Clay Center-Munden 16 Inch-8 Inch-2 Inch Line* in the North-East Quarter of Section 24, Township 25 South, Range 7 West, and extending in a Northeastwardly direction through Sections 24 and 13, in Township 25 South, Range 7 West; Sections 18, 7, 8, and 5 in Township 25 South, Range 6 West; Sections 32, 33, 28, 27, 22, 15, 14, 11, 12, and 1 in Township 24 South, Range 6 West; Section 36 in Township 23 South, Range 6 West; Sections 31, 30, 29, 20, 21, 16, 9, and 4 in Township 23 South, Range 5 West; Sections 33, 28, 27, 22, 23, 14, 11, 12, and 1 in Township 22 South, Range 5 West; Section 6, Township 22 South, Range 4 West, all in Reno County, Kansas; Sections 31, 30, 29, 20, 21, 16, 9, 10, 3, and 2 in Township 21 South, Range 4 West; Sections 35, 26, 25, and 24 in Township 20 South, Range 4 West; Sections 19, 18, 7, 8, and 5 to a point on the *Barber County Field-Abilene-Clay Center-Munden 16 Inch-8 Inch-2 Inch Line* in the Southwest Quarter of the Southeast Quarter of Section 5, Township 20 South, Range 3 West, all in McPherson County, Kansas.

Line 2. *Lake City-Dearhead Field Line.* A certain 16 inch steel pipe gas transmission line approximately 19.06 miles in length, commencing at a point of connection with the *Pratt-Calista 18 Inch Line* in the Southwest Quarter of Section 23, Township 28 South, Range 13 West, and extending in a Southwesterly direction through Sections 23, 26, 35, and 34 in Township 28 South, Range 13 West; Sections 3, 10, 15, 22, 27, 34, and 33, in Township 29 South, Range 13 West, all in Pratt County, Kansas; Sections 4, 9, 16, 21, 28, 29, 32, and 31 in Township 30 South, Range 13 West; Section 36, Township 30 South, Range 14 West; Sections 1, 2, 3, 10, 9, 16, 17, 20, 29, 30, and 31, Township 31 South, Range 14 West; Section 36, Township 31 South, Range 15 West; Sections 1, 12, 11, 14, 23, and 26 to a point in the Northwest Quarter of the Northwest Quarter of Section 26, Township 32 South, Range 15 West, all in Barber County, Kansas.

Line 3. *Great Bend-St. John 8 Inch and 10 Inch Line.* A certain 8 inch and 10 inch steel pipe gas transmission line approximately 25.97 miles in length, of which 4.59 miles is 10 inch and 21.38 miles is 8 inch, commencing at a point of connection with the *Otis Ellinwood Line* in the Southwest Quarter of the Southwest Quarter of Section 26, Township 19 South, Range 13 West, and extending in a Southerly direction through Sections 26 and 35, Township 19 South, Range 13 West; Sections 3, 10, 15, 22, 27, 34, Township 20 South, Range 13 West, all in Barton County, Kansas; Sections 3, 10, 15, 22, 27, and 34, in Township 21 South, Range 13 West; Sections 3, 10, 15, 22, 27, and 34, in Township 22 South, Range 13 West; Sections

3, 10, 15, 22, 27, and 34, in Township 23 South, Range 13 West; Sections 3 and 4. to a point in the Southwest corner of the Northwest Quarter of the Southwest Quarter of Section 3, thence in a Westerly direction to a point in the Southeast corner of the Northeast Quarter of the Southwest Quarter of Section 4, Township 24 South, Range 13 West, all in Stafford County, Kansas.

Line 4. *McPherson 8 Inch Line.* A certain 8 inch steel pipe gas transmission line approximately .92 miles in length extending from a point of connection with the *Barber County Field-Abilene-Clay Center-Munden 16 Inch-8 Inch-2 Inch Line* in the Southeast corner of Section 28, Township 19 South, Range 3 West, thence extending Westwardly approximately .25 miles in said Section 28, thence in a Southwestwardly direction through Section 33, Township 19 South, Range 3 West, to the No. 2 McPherson Town Border Station in the Northwest corner of the Southwest Quarter of Section 33, Township 19 South, Range 3 West, all in McPherson County, Kansas.

Line 5. *Cunningham 2 Inch Line.* A certain 2 inch steel pipe gas transmission line approximately .70 miles in length, beginning at a point of connection with the Skelly 12 inch line in the Southeast corner of Section 31, Township 27 South, Range 10 West, thence extending Eastwardly through Section 32, Township 27 South, Range 10 West to the Cunningham Town Border Station in the Southeast Quarter of Section 32, Township 27 South, Range 10 West, all in Kingman County, Kansas.

Line 6. *8 Inch Tie-Over Line.* A certain 8 inch steel pipe gas transmission line approximately .782 miles in length, commencing at a point of connection with the *Barber Field 8 Inch Line No. 2* in the Southeast corner of the Northwest Quarter of Section 22, Township 33 South, Range 13 West, thence in a Northerly direction to a point of connection with the *Barber County Field-Abilene-Clay Center-Munden 16 Inch-8 Inch-2 Inch Line* in the Southeast Quarter of the Southwest Quarter of Section 15, Township 33 South, Range 13 West, thence in a Northwestwardly direction to a point of connection with the *Barber County Field 6 Inch and 8 Inch Line No. 1.* in the Southwest Quarter of the Southwest Quarter of Section 15, Township 33 South, Range 13 West, all in Barber County, Kansas.

Line 7. *Edwards County Field Line.* A certain 8 inch steel pipe gas transmission line approximately 7.25 miles in length commencing at a point of connection with the *Pratt Lewis Russell Line* in the Southeast corner of Section 3, Township 26 South, Range 17 West, and extending in a Northeasterly direction through Sections 3 and 2, Township 26 South, Range 17 West; Sections 36 and 25,

Township 25 South, Range 17 West; Sections 30, 19, 18, 17, 8, and 5, to a point in the Southeast corner of Section 5, Township 25 South, Range 16 West; all in Edwards County, Kansas.

Line 8. *Junction City 4 Inch Line.* A certain 4 inch steel pipe gas transmission line approximately .66 miles in length commencing at a point of connection with the *Buckeye-Fort Riley 10 Inch Line* in the Southwest Quarter of the Northwest Quarter of Section 2, Township 12 South, Range 5 East, thence extending in a Southeastwardly direction to the Junction City Town Border Station #2 in the Southeast Quarter of the Southwest Quarter of Section 2, Township 12 South, Range 5, East, all in Geary County Kansas.

Line 9. *Smoky Hill Air Base Line.* A certain 4 inch steel pipe gas transmission line approximately 1.52 miles in length commencing at a point of connection with the *McPherson-Salina 8 Inch Line* and the *McPherson-Assaria-Mentor-Salina 6 Inch and 8 Inch Line* in the Southeast corner of the Southwest Quarter of Section 36, Township 14 South, Range 3 West, then extending Westwardly through Section 36, Township 14 South, Range 3 West, and extending Westwardly through Sections 1, 2, and 3 to a point in the Northeast corner of Section 3, Township 15 South, Range 3 West, all in Saline County, Kansas.

Line 10. *Medicine Lodge Field Compressor 8 Inch Line.* A certain 8 inch steel gas pipe transmission line, approximately .92 miles in length, commencing at a point of connection with the *Barber County Field-Abilene-Clay Center-Munden 16 Inch-8 Inch Line in* the Northwest Quarter of the Northwest Quarter of Section 13, Township 33 South, Range 13 West, and extending in a Southeastwardly direction to a point of connection with the *Barber Field 8 Inch Line No. 2* in the Southeast Quarter of the Southwest Quarter of Section 13, Township 33 South, Range 13 West, all in Barber County, Kansas.

Line 11. *Stanolind-Zook Field Line.* A certain 6 inch steel pipe gas transmission line, approximately 9.05 miles in length commencing at a point of connection with the *Pratt Lewis Russell Line* in the Southwest corner of Section 18, Township 23 South, Range 17 West, and extending in an Eastwardly direction through Sections 18, 20, 16, 15, 14, 13, Township 23 South, Range 17 West; Sections 18, 17, and 16, to a point in the Southeast corner of Section 16, Township 23 South, Range 16 West, all in Pawnee County, Kansas.

Line 12. *Jones Pawnee Field 6 Inch Line.* A certain 6 inch steel pipe gas transmission line approximately 3.21 miles in length commencing at a point of connection with the *Otis Ellinwood Line* in the Southwest corner of Section 28, Township 17 South, Range

15 West, and extending in a Southwardly direction through Sections 28 and 33, Township 17 South, Range 15 West, and Sections 4, 9, and 16, Township 18 South, Range 15 West, to a point in the Northwest Quarter of the Northwest Quarter of Section 16, Township 18 South, Range 15 West, all in Barton County, Kansas.

Line 13. *Great Bend Brick Plant Line.* A certain 4 inch steel pipe gas transmission line, approximately .64 miles in length, commencing at a point of connection with the *Otis Ellinwood Line* in the Northwest corner of Section 21, Township 19 South, Range 13 West, and extending in an Eastwardly direction to a point in the Northwest Quarter of the Northeast Quarter of Section 21, Township 19 South, Range 13 West, all in Barton County, Kansas.

Line 14. *Lehigh Field 4 Inch Line.* A certain 4 inch steel pipe gas transmission line approximately 7.80 miles in length, commencing at a point of connection with the *Marion County 8 Inch and 4 Inch Line* in the Northeast corner of Section 23, Township 19 South, Range 2 East, and extending in a Westwardly direction through Sections 23, 22, 21, 20, and 19, Township 19 South, Range 2 East; Sections 24, 23, and 22, Township 19 South, Range 1 East, to a point near the Northwest corner of the Northeast Quarter of the Northwest Quarter of Section 22, Township 19 South, Range 1 East, all in Marion County, Kansas.

Line 15. *Solomon Branch Line.* A certain 3 inch steel pipe gas transmission line approximately 8.48 miles in length, commencing at a point of connection with the *Abilene Branch Line* in the Northwest Quarter of the Southeast Quarter of Section 21, Township 13 South, Range 2 East, and extending in a Westwardly direction through Sections 21, 20, and 19, Township 19 South, Range 2 East; Sections 24, 23, 22, 21, 20, 19, and 18 to a point in the Northeast Quarter of the Southwest Quarter of Section 18, Township 13 South, Range 1 East, all in Dickinson County, Kansas.

Line 16. *Inman Branch Line.* A certain 2 inch steel pipe gas transmission line approximately .45 miles in length commencing at a point of connection with the *Barber Field-Abilene-Clay Center-Munden 16 Inch-8 Inch-2 Inch Line* in the Southwest Quarter of the Northeast Quarter of Section 16, Township 21 South, Range 4 West, and extending in a Northwestwardly direction to a point in the Northeast corner of the Southwest Quarter of the Northwest Quarter of Section 16, Township 21 South, Range 4 West, all in McPherson County, Kansas.

Line 17. *Murphy Dehydration Plant 2 Inch Line.* A certain 2 inch steel pipe gas transmission line approximately .24 miles in

length commencing at a point of connection with Line 15 in the Southwest corner of the Northeast Quarter, Section 20, Township 13 South, Range 2 East, thence extending in a Northerly direction to the Murphy Dehydration Plant in the Northwest Quarter of the Northeast Quarter of Section 20, Township 13 South, Range 2 East, all in Dickinson County, Kansas.

Line 18. *Tudor-Morgan Field Line.* A certain 4 inch and 3 inch steel pipe gas transmission line approximately 1.19 miles in length, of which 1 mile is 4 inch pipe and .19 mile is 3 inch, commencing at a point of connection with the *Pratt St. John 6 inch and 4 Inch Line* in the Northwest Quarter of the Southeast Quarter of Section 24, Township 24 South, Range 13 West, and extending in a Westwardly direction through Sections 24 and 23 to a point in the Southeast Quarter of the Northwest Quarter of Section 23, Township 24 South, Range 13 West, all in Stafford County, Kansas.

THIRD.

Also all franchises and all permits, ordinances, easements, privileges, immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture which it may hereafter acquire.

Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture which it may hereafter acquire.

FOURTH.

Also, subject to the provisions of Article XII of the Original Indenture all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

FIFTH.

Together with all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid

property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations hereinabove recited, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon right-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Second Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to be issued under the Indenture as follows:

ARTICLE I.

Description of Bonds of 1979 Series.

Section 1. The second series of Bonds to be executed, authenticated and delivered under and secured by the Indenture shall be Bonds of 1979 Series. The Bonds of 1979 Series shall be designated as "First Mortgage Bonds, $2\frac{7}{8}\%$ Series Due 1979" of the Company. The Bonds of 1979 Series shall be executed, authenticated and delivered in accordance with provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, subject further to all the terms, conditions and covenants of this Supplemental Indenture.

The coupon Bonds of 1979 Series shall be dated April 1, 1949, and all Bonds of 1979 Series shall mature April 1, 1979, and shall bear interest at the rate of two and seven-eighths per cent ($2\frac{7}{8}\%$) per annum, payable semi-annually on the first days of April and October in each year. Every fully registered Bond of 1979 Series shall be dated as of the date of authentication (except that if any fully registered Bond of the 1979 Series shall be authenticated upon any interest payment date for that Series it shall be dated as of the day following) and shall bear interest from the April 1 or October 1 next preceding. The Bonds of 1979 Series shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder thereof at the agency of the Company in the City of Chicago, Illinois.

Section 2. The Bonds of 1979 Series shall be coupon Bonds registerable as to principal, of the denomination of $1,000, numbered consecutively from M1 upwards, and registered bonds without coupons of the denomination of $1,000, numbered consecutively from RM1 upwards, and $5,000 numbered consecutively from RV1 upwards and any multiple of $5,000 numbered consecutively from R1 upwards. Coupon Bonds of 1979 Series may be exchanged, upon surrender thereof, with all unmatured coupons attached, at the agency of the Company in the Borough of Manhattan, The City of New York, or at the agency of the Company in the City of Chicago, Illinois, for a registered Bond or registered Bonds

of 1979 Series without coupons of authorized denominations for the same aggregate principal amount, upon payment of charges and subject to the terms and conditions set forth in the Original Indenture.

SECTION 3. The coupon Bonds of 1979 Series, the coupons to be attached thereto, and the registered Bonds of 1979 Series without coupons shall be substantially in the following forms, respectively:

[FORM OF COUPON BOND]

THE KANSAS POWER AND LIGHT COMPANY

(Incorporated under the laws of the State of Kansas)

FIRST MORTGAGE BOND, $2\frac{7}{8}$% SERIES DUE 1979

Due April 1, 1979

No. M........ $1,000

THE KANSAS POWER AND LIGHT COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer or, if this Bond be registered, to the registered owner hereof, on the first day of April, 1979, the sum of One thousand dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the first day of April, 1949, at the rate of two and seven-eighths per cent. ($2\frac{7}{8}$%) per annum, payable semi-annually, on the first days of April and October in each year until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned, but only, in case of interest due on or before maturity, according to the tenor and upon presentation and surrender of the respective coupons therefor hereto attached as they severally mature. Both principal of, and interest on, this Bond are payable at the agency of the Company in the Borough

of Manhattan, The City of New York, or, at the option of the bearer or registered owner hereof, at the agency of the Company in the City of Chicago, Illinois.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a mortgage and deed of trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, as amended by the indenture supplemental thereto dated April 1, 1949 (herein called the "Supplemental Indenture of April 1, 1949"), between the Company and the Trustee (said mortgage and deed of trust, as so amended, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 2⅞% Series Due 1979" (herein called "Bonds of 1979 Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 80% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 80% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium (if any) on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or

other action by holders of Bonds of this series, to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, all as more fully provided in the Indenture.

The Bonds of 1979 Series are subject to redemption (otherwise than for the Improvement and Sinking Fund and the Maintenance Fund provided for in the Supplemental Indenture of April 1, 1949, or upon application of certain moneys included in the trust estate), at any time or from time to time prior to maturity at the option of the Company, either as a whole or in part by lot, upon payment of the regular redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date, all subject to the conditions of, and as more fully set forth in, the Indenture.

The Bonds of 1979 Series are subject to redemption for said Improvement and Sinking Fund, or said Maintenance Fund, or upon application of certain moneys included in the trust estate, at any time or from time to time prior to maturity, upon payment of the special redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date, all subject to the conditions of, and as more fully set forth in, the Indenture.

If Redeemed During the 12 Months Period Ending March 31	Regular Redemption Price	Special Redemption Price
	Expressed as Percentages of the Principal Amount of the Bonds	
1950	104.50	101.52
1951	104.35	101.48
1952	104.20	101.45
1953	104.05	101.41
1954	103.90	101.38
1955	103.75	101.34
1956	103.60	101.30
1957	103.45	101.27
1958	103.30	101.23
1959	103.15	101.18
1960	103.00	101.14
1961	102.85	101.10
1962	102.70	101.05
1963	102.55	101.01
1964	102.40	100.96

If Redeemed During the 12 Months Period Ending March 31	Regular Redemption Price	Special Redemption Price
	Expressed as Percentages of the Principal Amount of the Bonds	
1965	102.25	100.91
1966	102.10	100.86
1967	101.95	100.81
1968	101.80	100.76
1969	101.65	100.71
1970	101.50	100.65
1971	101.35	100.59
1972	101.20	100.53
1973	101.05	100.47
1974	100.90	100.41
1975	100.75	100.35
1976	100.60	100.28
1977	100.45	100.21
1978	100.30	100.14
1979	100.15	100.07

Such redemption in every case shall be effected upon notice given by publication once in each of three separate calendar weeks in an authorized newspaper, printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York (the first of such publications to be no more than sixty and not less than thirty days before the redemption date), and, if any of the Bonds are registered, similar notice shall be sent by the Company through the mail, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds, at their addresses as the same shall appear, if at all, on the transfer register of the Company, all subject to the conditions of, and as more fully set forth in, the Indenture.

In case an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be

waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by delivery except while registered as to principal. This Bond may, from time to time, be registered as to principal in the name of the owner on books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, and at the agency of the Company in the City of Chicago, Illinois, and such registration shall be noted hereon, after which no transfer hereof shall be valid unless made on said books by the registered owner hereof in person or by duly authorized attorney, and similarly noted hereon; but this Bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored; and this Bond may again, from time to time, be registered or discharged from registration in the same manner. Such registration, however, shall not affect the negotiability of the coupons hereto appertaining, which shall always be payable to bearer and transferable by delivery, and payment to the bearer thereof shall fully discharge the Company in respect of the interest therein mentioned, whether or not this Bond at the time be registered.

Coupon Bonds of 1979 Series may be exchanged upon surrender thereof, with all unmatured coupons attached, at either of said agencies of the Company for a fully registered Bond or fully registered Bonds without coupons of the same series, of authorized denominations, for the same aggregate principal amount, bearing interest from the interest date next preceding the date thereof (each fully registered Bond without coupons to be dated as of the time of issue, unless issued on an interest date, in which event it shall be dated as of the day next following such interest date), all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or

otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every bearer or registered owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

Neither this Bond, nor any of the coupons for interest thereon, shall be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Kansas Power and Light Company has caused this Bond to be signed in its name by its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, as of the first day of April, 1949.

THE KANSAS POWER AND LIGHT COMPANY,

By ....
Vice President.

Attest:

....
Assistant Secretary.

[FORM OF COUPON]

No. .... $............

First Mortgage Bond,

2⅞% Series Due 1979

On the first day of ...., ..., unless the Bond herein mentioned shall have been called for previous redemption and payment thereof duly provided for, The Kansas Power and Light Company will pay to bearer, on surrender of this coupon at the agency of the Company in the Borough of Manhattan, The City of New York or, at the option of the bearer, at the agency of the Company in the City of Chicago, Illinois, ... and ..../100 Dollars in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, being six months' interest then payable on its First Mortgage Bond, 2⅞% Series Due 1979, No. ....

....
Treasurer.

[FORM OF REGISTERED BOND WITHOUT COUPONS]

THE KANSAS POWER AND LIGHT COMPANY

(Incorporated under the laws of the State of Kansas)

FIRST MORTGAGE BOND, 2⅞% SERIES DUE 1979

Due April 1, 1979

No. R. .... $..........

THE KANSAS POWER AND LIGHT COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to.. ....or registered assigns, on the first day of April, 1979, the sum of .... Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or

currency from the April 1 or October 1 next preceding the date of this Bond at the rate of two and seven-eighths per cent. (2⅞%) per annum, payable semi-annually, on the first days of April and October in each year until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both principal of, and interest on, this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York, or, at the option of the holder hereof, at the agency of the Company in the City of Chicago, Illinois.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a mortgage and deed of trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, as amended by the indenture supplemental thereto dated April 1, 1949 (herein called the "Supplemental Indenture of April 1, 1949"), between the Company and the Trustee (said mortgage and deed of trust, as so amended, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 2⅞% Series Due 1979" (herein called "Bonds of 1979 Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 80% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative

vote of not less than 80% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium (if any) on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series, to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, all as more fully provided in the Indenture.

The Bonds of 1979 Series are subject to redemption (otherwise than for the Improvement and Sinking Fund and the Maintenance Fund provided for in the Supplemental Indenture of April 1, 1949, or upon application of certain moneys included in the trust estate), at any time or from time to time prior to maturity at the option of the Company, either as a whole or in part by lot, upon payment of the regular redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date, all subject to the conditions of, and as more fully set forth in, the Indenture.

The Bonds of 1979 Series are subject to redemption for said Improvement and Sinking Fund, or said Maintenance Fund, or upon application of certain moneys included in the trust estate, at any time or from time to time prior to maturity, upon payment of the special redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date, all subject to the conditions of, and as more fully set forth in, the Indenture.

If Redeemed During the 12 Months Period Ending March 31	Regular Redemption Price	Special Redemption Price
	Expressed as Percentages of the Principal Amount of the Bonds	
1950	104.50	101.52
1951	104.35	101.48
1952	104.20	101.45
1953	104.05	101.41
1954	103.90	101.38
1955	103.75	101.34
1956	103.60	101.30
1957	103.45	101.27

If Redeemed During the 12 Months Period Ending March 31	Regular Redemption Price	Special Redemption Price
	Expressed as Percentages of the Principal Amount of the Bonds	
1958	103.30	101.23
1959	103.15	101.18
1960	103.00	101.14
1961	102.85	101.10
1962	102.70	101.05
1963	102.55	101.01
1964	102.40	100.96
1965	102.25	100.91
1966	102.10	100.86
1967	101.95	100.81
1968	101.80	100.76
1969	101.65	100.71
1970	101.50	100.65
1971	101.35	100.59
1972	101.20	100.53
1973	101.05	100.47
1974	100.90	100.41
1975	100.75	100.35
1976	100.60	100.28
1977	100.45	100.21
1978	100.30	100.14
1979	100.15	100.07

Such redemption in every case shall be effected upon notice given by publication once in each of three separate calendar weeks in an authorized newspaper, printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York (the first of such publications to be no more than sixty and not less than thirty days before the redemption date), and, if any of the Bonds are registered, similar notice shall be sent by the Company through the mail, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds, at their addresses as the same shall appear, if at all, on the transfer register of the Company, all subject to the conditions of, and as more fully set forth in, the Indenture.

In case an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, and at the agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds without coupons of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; or the registered owner of this Bond, at his option, may in like manner surrender the same for cancellation in exchange for the same aggregate principal amount of coupon Bonds of the same series and in authorized denominations, with coupons attached maturing on and after the next ensuing interest date; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation. as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of

this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

In witness whereof, The Kansas Power and Light Company has caused this Bond to be signed in its name by its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated,

The Kansas Power and Light Company,

By ....
Vice President.

Attest:

....
Assistant Secretary.

[form of trustee's certificate]

This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture of April 1, 1949.

Harris Trust and Savings Bank,
Trustee,

By ....
Authorized Officer.

Section 4. Until Bonds of 1979 Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of 1979

Series in temporary form, as provided in Section 9 of Article II of the Original Indenture. Such Bonds of 1979 Series in temporary form may, in lieu of the statement of the specific redemption prices required to be set forth in such Bonds in definitive form, include a reference to this Supplemental Indenture for a statement of such redemption prices.

ARTICLE II.

Issue of Bonds of 1979 Series.

Section 1. The total principal amount of Bonds of 1979 Series which may be authenticated and delivered herein is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of bonds which may be issued thereunder.

Section 2. Bonds of 1979 Series for the aggregate principal amount of Ten Million Dollars ($10,000,000), being the initial issue of Bonds of 1979 Series may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Sections 3 and 4 of Article III of the Original Indenture, subject to the provisions of this Supplemental Indenture of April 1, 1949.

ARTICLE III.

Redemption.

Section 1. The Bonds of 1979 Series shall, subject to the provisions of Article V of the Original Indenture, be redeemable (otherwise than for the Improvement and Sinking Fund or the Maintenance Fund, provided in Article IV hereof, and otherwise than pursuant to Section 8 of Article VIII of the Original Indenture), at any time or from time to time prior to maturity, at the option of the Board of Directors of the Company, either as a whole or in part by lot, upon payment of the regular redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date:

If Redeemed During the 12 Months Period Ending March 31	Regular Redemption Price Expressed as Percentage of the Principal Amount of the Bonds
1950	104.50
1951	104.35
1952	104.20
1953	104.05
1954	103.90
1955	103.75
1956	103.60
1957	103.45
1958	103.30
1959	103.15
1960	103.00
1961	102.85
1962	102.70
1963	102.55
1964	102.40
1965	102.25
1966	102.10
1967	101.95
1968	101.80
1969	101.65
1970	101.50
1971	101.35
1972	101.20
1973	101.05
1974	100.90
1975	100.75
1976	100.60
1977	100.45
1978	100.30
1979	100.15

The Bonds of 1979 Series shall, subject to the provisions of Article V of the Original Indenture, be redeemable through the operation of the Improvement and Sinking Fund or the Maintenance Fund, provided in Article IV hereof, or pursuant to Section 8 of Article VIII of the Original Indenture, at any time or from time to time prior to maturity upon payment of the special redemption prices applicable to the respective periods set forth below, together, in each case,

with accrued interest to the redemption date; provided, however, that in the case of redemption of Bonds of 1979 Series through the operation of said Improvement and Sinking Fund, if the date fixed for such redemption shall be earlier than January 1 of the year in which the deposit of the moneys applied to such redemption shall become due, such redemption shall be at the applicable regular redemption price above set forth;

If Redeemed During the 12 Months Period Ending March 31	Special Redemption Price Expressed as Percentage of the Principal Amount of the Bonds
1950	101.52
1951	101.48
1952	101.45
1953	101.41
1954	101.38
1955	101.34
1956	101.30
1957	101.27
1958	101.23
1959	101.18
1960	101.14
1961	101.10
1962	101.05
1963	101.01
1964	100.96
1965	100.91
1966	100.86
1967	100.81
1968	100.76
1969	100.71
1970	100.65
1971	100.59
1972	100.53
1973	100.47
1974	100.41
1975	100.35
1976	100.28
1977	100.21
1978	100.14
1979	100.07

SECTION 2. Subject to the provisions of Article V of the Original Indenture, notice of redemption shall be given by publication once in each of three separate calendar weeks in an authorized newspaper in the Borough of Manhattan, The City of New York, the first of such publications to be not more than sixty and not less than thirty days prior to the date fixed for redemption, and, if any of the Bonds to be redeemed are registered Bonds or coupon Bonds registered as to principal, similar notice shall be sent by the Company through the mails, postage prepaid, at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of such Bonds at their addresses as the same shall appear, if at all, on the transfer register of the Company.

ARTICLE IV.

IMPROVEMENT AND SINKING FUND AND MAINTENANCE FUND RESPECTING BONDS OF 1979 SERIES.

SECTION 1. The Company covenants and agrees that, so long as any Bonds of 1979 Series are outstanding, it will, as an Improvement and a Sinking Fund provision, on or before April 30 of each year beginning with the year 1950, deposit with the Trustee an amount in cash and/or a principal amount of theretofore issued and outstanding Bonds of 1979 Series, not theretofore made the basis for the authentication and delivery of Bonds or the withdrawal of cash or the reduction of the amount of cash required to be paid to the Trustees under any provision of the Original Indenture or of this Supplemental Indenture, equal in the aggregate to one per cent (1%) of (a) the greatest aggregate principal amount of all issued Bonds of 1979 Series outstanding at any one time prior to January 1 of such year less (b) the aggregate principal amount of all issued Bonds of 1979 Series retired (other than through operation of the Improvement and Sinking Fund or the Maintenance Fund provided for herein) pursuant to Section 8 of Article VIII of the Original Indenture prior to the date of such deposit; provided, however, that there shall be credited against the amount of cash and/or principal amount of Bonds of 1979 Series so required to be deposited with the Trustee an amount equal to sixty per cent (60%) of the amount of net bondable value of property additions not subject to an unfunded prior lien which the Company then elects to make the basis of a credit under this Section.

On or before April 30 of each such year, the Company shall deliver to the Trustee:

(a) an officers' certificate which shall state:

(1) the greatest aggregate principal amount of Bonds of 1979 Series outstanding at any one time prior to January 1 of such year; and

(2) the aggregate principal amount of all issued Bonds of 1979 Series retired (other than through operation of the Improvement and Sinking Fund or the Maintenance Fund provided for herein) pursuant to Section 8 of Article VIII of the Original Indenture prior to the date of such officers' certificate;

and

(b) if the Company then elects to make the basis of a credit under this section any amount of net bondable value of property additions not subject to an unfunded prior lien, the certificates, instruments, opinions, prior lien bonds and cash prescribed in Subdivisions (a) to (g), both inclusive, of Section 4 of Article III of the Original Indenture.

So long as any of the Bonds of 1979 Series are outstanding, property additions used as the basis of a credit under this Section shall not thereafter be made the basis for the authentication and delivery of Bonds or the withdrawal of cash or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Original Indenture or this Supplemental Indenture.

Notwithstanding any other provisions of the Original Indenture or this Supplemental Indenture, the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on April 30 of the then current year or any subsequent year or years, by depositing cash and/or a principal amount of issued Bonds of 1979 Series with the Trustee in full satisfaction or in partial satisfaction of the requirements of this Section.

The Trustee, upon receipt of cash pursuant to the provisions of this Section, shall forthwith proceed to apply the same toward the purchase of issued Bonds of 1979 Series, in an aggregate principal amount not exceeding the amount of cash deposited, on any securities exchange or in the open market or at private sale at the price or prices most favor-

able to the Company in the judgment of the Trustee; provided, however, that no Bonds of 1979 Series shall be purchased at such price (including accrued interest and brokerage) that the cost thereof to the Company would exceed the cost of redeeming such Bonds of 1979 Series on a date forty days after the date of such purchase (including in such cost the premium, if any, and accrued interest from the interest date next preceding the date of purchase to such redemption date).

Notwithstanding the foregoing provisions of this Section, the Company, at the time of paying to the Trustee any Improvement and Sinking Fund payment, or at any time or from time to time thereafter, may, by a request in writing signed in the name of the Company by its President, or any Vice President, and its Treasurer or any Assistant Treasurer, accompanied by a certified resolution of the Board of Directors authorizing or directing the Trustee to apply an amount therein specified to the redemption of Bonds of 1979 Series, direct the Trustee to apply such Improvement and Sinking Fund payment or any part thereof (not theretofore disbursed by the Trustee for the purchase of Bonds of 1979 Series or required for the purchase of Bonds of 1979 Series under offers or proposals theretofore accepted by the Trustee) to the redemption of Bonds of 1979 Series, and in such event the amount so specified is hereby required to be applied promptly to the redemption of Bonds of 1979 Series. Upon receipt of such instrument in writing and certified resolution of the Board of Directors, the Trustee shall select by lot, in any manner determined by the Trustee to be equitable, from the Bonds of 1979 Series, the particular Bonds of 1979 Series or portions thereof to be redeemed, in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount so specified and within ten days after the receipt of such instrument in writing and certified resolution notify the Company of the particular Bonds of 1979 Series or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Notwithstanding any other provisions of this Section, if moneys in excess of the sum of Twenty-five thousand Dollars ($25,000) deposited with the Trustee pursuant to this Section (except moneys which have theretofore been set aside for the purchase of Bonds of 1979 Series or for the redemption of Bonds of 1979 Series called for redemption) shall have remained on deposit for a period of ninety days, such moneys so

remaining on deposit shall promptly thereafter be applied by the Trustee to the redemption of issued Bonds of 1979 Series. In such case the Trustee shall select by lot in any manner determined by the Trustee to be equitable from the Bonds of 1979 Series the particular Bonds of 1979 Series or portions thereof to be redeemed in an aggregate principal amount sufficient to exhaust as nearly as may be the full amount of cash remaining on deposit with the Trustee pursuant to this Section and shall notify the Company of the particular Bonds of 1979 Series or portions thereof to be redeemed. The Company shall thereupon cause notice of such redemption to be given.

Any Bonds of 1979 Series delivered to, or purchased or redeemed by the Trustee pursuant to the provisions of this Section shall forthwith be cancelled by the Trustee and delivered to the Company and shall not be reissued, and, so long as any Bonds of 1979 Series are outstanding no Bonds of 1979 Series so delivered, purchased or redeemed and cancelled shall be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Original Indenture or of this Supplemental Indenture.

SECTION 2. The Company covenants and agrees that, so long as any of the Bonds of 1979 Series are outstanding, it will provide a Maintenance Fund (herein called the Maintenance Fund), as follows:

The total expenditures of the Company for (i) maintenance and repairs, (ii) replacements, and (iii) bondable property in excess of retirements theretofore certified to the Trustee pursuant to this Section, for the period from January 1, 1949 to December 31, inclusive, of the last year included in said period (determined as hereinafter set forth), together with the amount of cash theretofore deposited with the Trustee during said period pursuant to this Section will be at least equal to 15% of the amount of operating revenues of the Company during the same period; to the extent of any deficiency, the Company will on or before each April 30 thereafter, either (x) certify to the Trustee expenditures for bondable property charged to plant accounts on or after January 1, 1949 in excess of the cost of property retirements credited to plant accounts of the Company on or after January 1, 1949 which, except as otherwise permitted in this Section, have not previously

been made the basis of the authentication and delivery of Bonds or the withdrawal of cash or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Original Indenture or the Supplemental Indenture dated July 1, 1939 or this Supplemental Indenture, or (y) deposit cash or principal amount of Bonds of 1979 Series theretofore issued and outstanding, with the Trustee.

On or before April 30, 1950 and before each April 30 thereafter, the Company shall file with the Trustee:

(a) An officers' certificate stating as of the end of the calendar year preceding the date of the Certificate:

(i) the amount of the operating revenues of the Company, as defined in Section 4 of this Article IV during the period beginning January 1, 1949,

(ii) 15% of such amount;

(iii) the expenditures for maintenance and repairs charged to operating expense accounts of the Company for the period beginning January 1, 1949;

(iv) the expenditures for replacements for the period beginning January 1, 1949, which shall be deemed to be the cost of bondable property charged to plant accounts on and after January 1, 1949, in an amount equal to the cost of property retirements credited to plant accounts on and after January 1, 1949;

(v) the expenditures for bondable property charged to plant accounts on and after January 1, 1949 in excess of the cost of property retirements credited to plant accounts on and after January 1, 1949 and theretofore included in certificates filed with the Trustee pursuant to this paragraph (a);

(vi) the amount of any cash theretofore deposited with the Trustee pursuant to this Section;

and if the total of the amount set forth in subdivisions (iii) to (vi) inclusive of this paragraph (a) is less than the amount set forth in subdivision (ii) hereof to the extent of any such deficiency, further stating:

(vii) The expenditures for bondable property charged to plant accounts of the Company on and after January 1, 1949 in excess of the cost of property retirements credited to plant accounts on and after January 1, 1949 and not theretofore made the basis of the authentication and delivery of Bonds or the withdrawal of cash, or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Original Indenture or of the Supplemental Indenture of July 1, 1939 or of this Supplemental Indenture for which the Company then elects to take credit under this Section; and

(viii) the amount of any cash or Bonds of 1979 Series theretofore issued and outstanding then to be deposited with the Trustee as a credit under this Section;

and

(b) if any of the bondable property referred to in subdivision (vii) of this paragraph (a) shall consist of property additions, the resolutions, certificates, instruments, opinion of counsel, prior lien Bonds and cash required by Section 3 of Article VIII of the Original Indenture, except that such documents shall refer to the reduction of cash rather than to the withdrawal of cash and the period to be specified in the engineer's certificate during which the property additions were purchased, constructed or otherwise acquired by the Company, shall commence on January 1, 1949.

Any cash deposited with the Trustee under this Section in accordance with the request of the Company expressed by a certified resolution shall be applied by the Trustee to the purchase or redemption of Bonds of 1979 Series or paid over to the Company upon delivery by the Company to the Trustee of an aggregate principal amount of issued Bonds of 1979 Series equal to the amount of cash so to be paid over. Any such cash may also be withdrawn by the Company upon compliance with the provisions of Section 3 of Article VIII of the Indenture.

Any Bonds of 1979 Series delivered to, or purchased or redeemed by, the Trustee pursuant to provisions of this Section shall forthwith be canceled by the Trustee and shall not be reissued. So long as any Bonds of 1979 Series are outstanding, no property additions included in the bondable property for which credit is claimed under subdivision (vii) of paragraph (a), and no Bonds purchased or redeemed pursuant

to the provisions of this Section, shall thereafter be used as a basis for the authentication and delivery of Bonds, or the withdrawal of cash or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Original Indenture or of this Supplemental Indenture, unless the total of expenditures and credits previously certified to the Trustee under this Section, plus the total of cash deposited under this Section, is more than the Maintenance Fund requirement for the same period and then only to the extent of such excess.

SECTION 3. Upon the purchase or redemption by the Trustee of any Bonds of 1979 Series pursuant to the provisions of this Article:

(a) The Company shall pay to the Trustee all interest up to but not including the day of purchase or redemption, as the case may be, on all Bonds so purchased or redeemed, together with cash in the amount, if any, by which the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds purchased or redeemed. The cost of all advertising or publishing and all brokerage charges shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand.

(b) The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys deposited with the Trustee under Sections 1 or 2 of this Article IV, an amount equal to the amount by which the aggregate principal amount of Bonds purchased exceeds the aggregate purchase price (less interest) paid by the Trustee for such Bonds.

SECTION 4. The term "operating revenues of the Company" as that term is used in this Article IV herein shall mean and include all revenues derived by the Company from the operation of its plant and properties, remaining after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy or gas purchased for resale to others and rentals paid for the use of property owned by others and leased to or operated by the Company and the maintenance of which and depreciation or depletion on which are borne by the owners.

SECTION 5. No moneys received by the Trustee pursuant to any provision of the Original Indenture or this Supplemental Indenture other than this Article IV, and no Bonds purchased or redeemed with such moneys pursuant to Section 8 of Article VIII of the Original Indenture, shall be credited at any time to or on account of the Improvement and Sinking Fund or Maintenance Fund provided for in this Article IV.

ARTICLE V.

ADDITIONAL COVENANTS.

The Company hereby covenants, warrants and agrees:

SECTION 1. That, so long as any of the Bonds of 1979 Series are outstanding, the Company will not declare any dividend on its common stock (other than dividends payable solely in shares of common stock) or make any other distribution on or acquire for value any shares of its common stock (except in exchange for shares of common stock), unless, after giving effect to such declaration, distribution or acquisition, the sum of

(a) all amounts expended by the Company, during the period commencing April 1, 1949 and ending on the last day of the second month preceding the month in which such dividend is paid or in which such distribution or acquisition is made, for maintenance and repairs and included or reflected in its operating expense accounts,

(b) all appropriations from income, or from earned surplus accumulated during such period, made by the Company during such period for depreciation and depletion of its plants or property, and

(c) the amount by which (i) the sum of $1,763,592 plus the net income (computed in accordance with sound accounting practice) of the Company during such period applicable to the common stock of the Company exceeds (ii) the total amount disbursed by the Company during such period as dividends on its common stock (other than dividends payable in common stock) and otherwise distributed on its common stock and expended during such period in acquiring shares of its common stock

shall be equal to or in excess of fifteen per cent (15%) of the operating revenues of the Company, as defined in Section 4 of Article IV of this Supplemental Indenture, during such period. The earned surplus of the Company as at April 1, 1949, with the exception of $1,763,592 thereof, shall be restricted against payment of dividends on the common stock (other than dividends payable solely in shares of common stock) of the Company. Nothing contained herein, however, shall be construed to prevent the Company from charging to earned surplus accumulated prior to April 1, 1949 (1) surplus charges (including, without limiting the generality thereof, surplus charges such as depreciation adjustments, judgments, settlement of claims, taxes and interest thereon) applicable to a period prior to such date, (2) charges for the write-off of unamortized debt discount, premium and expense carried on the books of the Company at March 31, 1949, made pursuant to any rule, regulation, requirement or order of any governmental authority having jurisdiction in the premises, (3) charges for the write-off or write-down, approved by or made pursuant to any rule, regulation, requirement or order of any governmental authority having jurisdiction in the premises, of the amount at which any property of the Company was carried in its plant accounts or in any other accounts as a result of transfer from its utility plant accounts as shown on its books at March 31, 1949, or (4) charges for the write-off of any capital stock expense applicable to the preferred stock of the Company outstanding as at March 31, 1949, or of any commission and expense or any premiums, duplicate interest charges and duplicate dividend requirements which may be incurred in connection with any refinancing of the bonds and preferred stock of the Company outstanding as at March 31, 1949. The Company shall credit to earned surplus accumulated prior to April 1, 1949 any credits to earned surplus which are in accordance with good accounting practice applicable to a period prior to such date.

Section 2. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of 1979 Series, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Original Indenture or this Supplemental Indenture.

SECTION 3: So long as any of the Bonds of 1979 Series are outstanding the provisions of Sections 3 and 4 of Article V of the Supplemental Indenture dated July 1, 1939 between the Company and Harris Trust and Savings Bank, as Trustee, shall continue in full force and effect and there shall be added to said Section 4 the following paragraph:

"The Bonds to be so retired shall include a principal amount of Bonds of 1979 Series which bears the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of 1979 Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding."

ARTICLE VI.

AMENDMENTS OF RATIO OF BONDS ISSUABLE TO PROPERTY ADDITIONS, AND OF CERTAIN OTHER RATIOS.

SECTION 1. So long as any of the Bonds of the 1979 Series shall remain outstanding:

(1) Notwithstanding the provisions of Section 4 of Article III of the Original Indenture, no Bonds shall be authenticated and delivered pursuant to the provisions of Article III of the Original Indenture and issued upon the basis of net bondable value of property additions for an aggregate principal amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

For the purposes of subsections (e) and (f) of the definition of "net bondable value of property additions not subject to an unfunded prior lien", contained in Article I of the Original Indenture, and subdivisions 8 and 9 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(2) Notwithstanding the provisions of Section 3(a) of Article VIII of the Original Indenture, no moneys received by the Trustee pursuant to Section 5(a) of Article III of the Original Indenture shall be paid over by the Trustee in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien, and for the purposes of Section 3

of Article VII of the Original Indenture, the amount of cash required to be deposited by the Company pursuant to subsection (d) of said Section 3 of Article VII, shall not be reduced in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

(3) For the purposes of clauses (c) and (d) of the definition of "net bondable value of property additions subject to an unfunded prior lien", contained in Article I of the Original Indenture, and subsection 7 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(4) Subsection (a) of Section 14, clauses (1) and (2) of subsection (a) of Section 16 of Article IV and clause (1) of Subsection (b) of Section 1 of Article XII of the Original Indenture shall be deemed amended by substituting the words "sixty percent (60%)" for "seventy percent (70%)" where they appear in said provisions of the Original Indenture.

(5) The definition of the term "net earnings available for interest, depreciation and property retirement", as contained in Article I of the Original Indenture, shall be deemed to mean the net earnings of the Company ascertained as follows:

(a) The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained.

(b) From the total, determined as provided in Subsection (a), there shall be deducted all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for repairs and maintenance, taxes (other than income, excess profits and other taxes measured by or dependent on net taxable income), depreciation as shown on the books of Company or an amount equal to the minimum provision for depreciation as hereinafter defined, whichever is greater, but excluding all property retirement appropriations, all interest and sinking fund charges, amortization of stock and debt discount and expense or premium and further excluding any charges to

income or otherwise for the amortization of plant or property accounts or of amounts transferred therefrom.

(c) The balance remaining after the deduction of the total amount computed pursuant to Subsection (b) from the total amount computed pursuant to Subsection (a) shall constitute the "net earnings of the Company available for interest", provided that not more than fifteen percent (15%) of the net earnings of the Company available for interest may consist of the aggregate of (i) net non-operating income, (ii) net earnings from mortgaged property other than property of the character of property additions, and (iii) net earnings from property not subject to the lien of this Indenture.

(d) No income received or accrued by the Company from securities and no profits or losses from the sale of capital assets shall be included in making the computations aforesaid.

(e) In case the Company shall have acquired any acquired plant or systems or shall have been consolidated or merged with any other corporation, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, there may be included, to the extent they may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period. The net earnings or net losses of such property additions, or of such other corporation, for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subsections of this definition as if such acquired plant or system had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

(f) In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five hundred thousand dollars as shown by the engineer's certificate required by said Section 3, or shall have obtained the release of any property

pursuant to Section 5 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five hundred thousand dollars, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers' certificate filed with the Corporate Trustee pursuant to Section 3(b) of Article III or Section 16 of Article IV of the Original Indenture shall deem proper.

The term "minimum charge for depreciation" as used herein shall mean an amount equal to (a) fifteen percent (15%) of the total operating revenues of the Company after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale to others and rentals paid for, or other payments made for the use of, property owned by others and leased to or operated by the Company, the maintenance of which and depreciation on which is borne by the owners, less (b) an amount equal to the expenditures for maintenance and repairs to the plants and property of the Company and included or reflected in its operating expense accounts.

The terms "net earnings of property available for interest, depreciation and property retirement" and "net earnings of another corporation available for interest, depreciation and property retirement" as contained in Article I of the Original Indenture, when used with respect to any property or with respect to another corporation, and shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in subsections (a), (b), (c) and (d) hereof.

(6) Notwithstanding the provisions of clauses (1) and (2) of subsection (b) of Section 3 of Article III and subsection (b) of Section 14 of Article IV, and subsection (b) of Section 16 of Article

IV and clause (2) of subsection (b) of Section 1 of Article XII of the Original Indenture, the computation of net earnings required therein shall be made as provided in subsection (5) of this Section 1 of this Second Supplemental Indenture, and the net earnings tests required in said mentioned provisions of Articles III, IV and XII of the Original Indenture shall be based on two times the annual interest charges described in such provisions, instead of two and one-half times such charges, but shall not otherwise affect such provisions or relieve from the requirements therein pertaining to ten per cent (10%) of the principal amount of bonds therein described.

ARTICLE VII.

Miscellaneous Provisions.

Section 1. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture set forth and upon the following terms and conditions:

Section 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by this Second Supplemental Indenture, shall apply to and form part of this Second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Second Supplemental Indenture.

Section 3. Whenever in this Second Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the

Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this Second Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Second Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Indenture.

SECTION 5. This Second Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 6. The titles of the several Articles of this Second Supplemental Indenture shall not be deemed to be any part thereof.

ARTICLE VIII.

SECTION 1. For the purpose of qualification of the Indenture, under the Trust Indenture Act of 1939, the Original Indenture is hereby amended by adding thereto new Articles XVIII to XXII (both inclusive) to read as follows:

"ARTICLE XVIII.

DEFINITION OF CERTAIN TERMS—ADDITIONAL COVENANTS WITH RESPECT TO RECORDING AND FILING, PAYING AGENTS AND COMPLIANCE WITH CONDITIONS.

SECTION 1. Any term defined in Section 303 of the Trust Indenture Act of 1939 and not defined in this Indenture shall have the

meaning assigned to such term in such Section 303 as in force on the date of the execution of the Second Supplemental Indenture dated as of April 1, 1949, hereinafter sometimes called "Second Supplemental Indenture".

SECTION 2. The Company covenants and agrees that, in addition to any opinions of counsel heretofore furnished to the Trustee with respect to recording, filing, re-recording and refiling, it will furnish to the Trustee (a) promptly after the execution and delivery of the Second Supplemental Indenture or any other indenture supplemental to this Indenture, executed and delivered subsequently to the Second Supplemental Indenture, an opinion of counsel (who may be of counsel for the Company) either stating that in the opinion of such counsel the Original Indenture and each indenture supplemental thereto, including this Second Supplemental Indenture, have been properly recorded and filed so as to make effective any lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective; and (b) on or before the first day of April in each year commencing with the year 1950, an opinion of counsel (who may be of counsel for the Company) either stating that in the opinion of such counsel such action has been taken with respect to recording, filing, re-recording and refiling of the Original Indenture and of each indenture supplemental thereto as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

SECTION 3. (a) The Company covenants that, if it shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the Bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest on the Bonds; and (2) that such paying agent shall give the Trustee notice of any default by the obligor in the making of any deposit with it for the payment of the principal of or interest on the Bonds

and of any default by the obligor in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent, except to the extent required by law.

(b) The Company covenants that if the Company acts as its own paying agent, it will, on or before each due date of the principal of or of any instalment of interest on the Bonds, set aside and segregate and hold in trust for the benefit of the Bondholders or the Trustee a sum sufficient to pay such principal or interest so becoming due on the Bonds and will notify the Trustee of such action, or of any failure to take such action.

(c) Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section, such sums to be held by the Trustee upon the trusts in this Indenture contained.

(d) Anything in this Section to the contrary notwithstanding, the holding of sums in trust as provided in this Section is subject to the provisions of Section 9 of Article VIII of the Indenture.

SECTION 4. In the case of conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of Bonds, to the release or the release and substitution of property subject to the lien of this Indenture, to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustee at the request or upon the application of the Company, the Company covenants to furnish to the Trustee, as evidence of compliance with such conditions precedent, in addition to or as a part of the certificates or opinions of officers of the Company or other persons required in such cases by the other applicable provisions of this Indenture:

(a) certificates or opinions made by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company stating that such conditions precedent have been complied with; and

(b) an opinion of counsel (who may be of counsel for the Company) stating that in his or their opinion such conditions precedent have been complied with.

In any case where a certificate of net earnings is required as a condition precedent to the authentication and delivery of Bonds, such certificate shall also be made and signed by an independent public accountant selected or approved by the Trustee in the exercise of reasonable care, if the aggregate principal amount of Bonds then applied for plus the aggregate principal amount of Bonds authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a certificate of net earnings is not required, or with respect to which a certificate of net earnings made and signed by an independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the aggregate amount of the Bonds at the time outstanding; but no certificate of net earnings need be made and signed by any person other than the President or a Vice-President and an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports but, in any event, one of the signers thereof shall be an accountant.

Section 5. Notwithstanding the provisions of Sections 3 and 4 of Article III; Sections 3 and 4 of Article VII, and Sections 1, 2, 3, 4, 6 and 7 of Article VIII hereof, the Company covenants and agrees that, as hereinafter provided, it will furnish to the Trustee, in addition to or as a part of certificates or opinions of officers of the Company or other persons required by the applicable provisions of this Indenture, the following certificates or opinions:

(a) In the event that the Company shall make application to the Trustee for the release from the lien of this Indenture of any property or any securities, the Company shall furnish to the Trustee a certificate or opinion of an engineer, appraiser, or other expert as to the fair value of such property or securities to be

released, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under this Indenture in contravention of the provisions thereof. If the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this subdivision (a), is ten per centum (10%) or more of the aggregate principal amount of the Bonds outstanding under this Indenture at the time, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert; provided, however, that such certificate or opinion of an independent engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this subdivision (a) is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate principal amount of the Bonds outstanding under this Indenture at the time.

(b) In the event that the deposit with the Trustee of any securities (other than Bonds issued under this Indenture and securities secured by a lien prior to the lien of this Indenture upon property subject to the lien of this Indenture) is to be made the basis for the withdrawal of cash constituting a part of the trust estate or the release of property or securities subject to the lien of this Indenture, the Company shall furnish to the Trustee a certificate or opinion of an engineer, appraiser, or other expert as to the fair value to the Company of such securities. If the fair value to the Company of such securities and of all other such securities made the basis of any such withdrawal of cash or release of property or securities since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this subdivision (b), is ten per centum (10%) or more of the aggregate principal amount of the Bonds outstanding under this Indenture at the time, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert; provided, however, that such a certificate of an independent engineer, appraiser, or other expert shall not

be required with respect to any securities so deposited, if the fair value thereof to the Company as set forth in the certificate or opinion required by this subdivision (b) is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate principal amount of Bonds outstanding under this Indenture at the time.

(c) If the Company shall make application to the Trustee for the authentication and delivery of Bonds, the withdrawal of cash, constituting a part of the trust estate, or the release of property or securities subject to the lien of this Indenture, there shall be furnished to the Trustee, a certificate or opinion of an engineer, appraiser or other expert as to the fair value to the Company of any property the subjection of which to the lien of this Indenture is to be made the basis for such authentication and delivery of Bonds, withdrawal of cash or release of property or securities and if

(A) within six months prior to the date of acquisition thereof by the Company the property so subjected has been used or operated by a person or persons other than the Company, in a business similar to that in which it has been or is to be used by the Company, and

(B) the fair value to the Company of such property as set forth in such certificate or opinion is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding,

such certificate or opinion shall be made by an independent engineer, appraiser or other expert and, in the case of the authentication and delivery of Bonds, shall cover the fair value to the Company of any property so used or operated which has been so subjected to the lien of this Indenture since the commencement of the then current year, and as to which a certificate or opinion of an independent engineer, appraiser or other expert has not previously been furnished.

(d) Any certificate or opinion required under the provisions of this Section may be made by an officer or employee of the Company who is an engineer, appraiser, or other expert, appointed by the Board of Directors of the Company and approved by the Trustee, except in cases in which this Section requires that such certificate or opinion be made by an independent person. In cases in which such certificate or opinion is required to be made by an independent person, such certificate or opinion shall be made by an engineer, appraiser, or other expert who is in fact independent and who is selected by the Company and approved by the Trustee in the exercise of reasonable care. The approval by the Trustee of the maker of such certificate or opinion shall be sufficiently evidenced by the acceptance of such certificate or opinion.

If, in any case within the provisions of this Section, a qualified officer or employee of the Company or an independent engineer, appraiser, or other expert is permitted or required by another applicable provision of this Indenture to make or join in the signing of a certificate with respect to the fair value of property or securities covered by the provisions of this Section, the certificate or opinion required under this Section may be incorporated into and included in such certificate or opinion required under such other applicable provision of this Indenture.

Section 6. The Company covenants and agrees that each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall, among other things, include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to

whether or not, in the opinion of such person, such condition or covenant has been complied with.

ARTICLE XIX.

Reports by the Company and the Trustee.

Section 1. The Company covenants and agrees

(1) to file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the Securities and Exchange Commission in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 6 of Article XVIII hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants; but no such certificate or opinion shall be required as to (A) dates or

periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports or (B) the amount and value of property additions, except as provided in paragraph (c) of Section 5 of Article XVIII hereof, or (C) the adequacy of depreciation, maintenance or repairs;

(3) to transmit to the holders of Bonds, in the manner and to the extent provided in subsection (c) of Section 2 of this Article, with respect to reports pursuant to subsection (a) of said Section 2, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission; and

(4) to furnish to the Trustee (a) with or as a part of each annual report and each other document or report filed with the Trustee pursuant to subsections (1) and (2) of this Section, an officers' certificate stating that in the opinion of the signers such annual report or other document or report complies with the requirements of such subsections (1) and (2), and (b) after the Company shall have transmitted to the holders of bonds any summary of information, documents or reports pursuant to subsection (3) of this Section, an officers' certificate stating that in the opinion of the signers such summary complies with the requirements of such subsection (3).

Each certificate furnished to the Trustee pursuant to the provisions of this Section shall conform to the requirements of Section 6 of Article XVIII hereof.

SECTION 2. (a) The Trustee shall transmit, within sixty (60) days after May 15 in each year, beginning with the year 1950, to the Bondholders as hereinafter in this Section provided, a brief report dated as of May 15 of each such year, with respect to

(1) its eligibility and qualifications under Sections 5 and 8 of Article XIII hereof, or in lieu thereof, if to the best of its knowledge the Trustee has continued to be eligible and qualified under such Sections, a written statement to such effect;

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, which remain unpaid on the date of such report, and for the reimbursement of which the Trustee claims or may claim a lien or charge, prior to that of the Bonds on the trust estate, or on property or funds held or collected by it as Trustee, provided that the Trustee shall not be required (but may elect) to state such advances, if such advances so remaining unpaid aggregate not more than one-half of one percentum (½ of 1%) of the principal amount of the Bonds outstanding on the date of such report;

(3) the amount, interest rate, and maturity date of all other indebtedness owing by the obligor to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of subsection (b) of Section 9 of Article XIII hereof;

(4) the property and funds physically in the possession of the Trustee, as such Trustee, on the date of such report;

(5) any release, or release and substitution, of property subject to the lien of this Indenture, since the date of the Second Supplemental Indenture, (and the consideration therefor, if any) which has not been previously reported, provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one percentum (1%) of the principal amount of Bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

(6) any additional issue of Bonds subsequent to April 1, 1949, which has not been previously reported; and

(7) any action taken by the Trustee in the performance of its duties under this Indenture, since the date of the Second Supple-

mental Indenture, which it has not previously reported and which in its opinion materially affects the Bonds or the trust estate, except action in respect of a default, as defined in Section 1 of Article IX hereof, notice of which has been or is to be withheld by it in accordance with the provisions of Section 3 of this Article.

(b) The Trustee shall transmit to the Bondholders as hereinafter provided a brief report with respect to—

(1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by subsection (a) of Section 5 of Article XVIII hereof is less than ten per centum (10%) of the principal amount of Bonds outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety (90) days after such time; and

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of the Second Supplemental Indenture), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds on the trust estate or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this paragraph, provided that the Trustee shall not be required (but may elect) to state such advances, if such advances remaining unpaid at any time aggregate not more than ten per centum (10%) of the principal amount of Bonds outstanding at such time, such report to be transmitted within ninety (90) days after such time.

(c) Reports pursuant to this Section shall be transmitted by mail—

(1) to all registered holders of Bonds, as the names and addresses of such holders appear upon the registration books of the Company;

(2) to such holders of Bonds as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) except in the case of reports pursuant to subsection (b) of this Section, to each Bondholder whose name and address is preserved at the time by the Trustee, as provided in Section 23 of Article IV hereof.

(d) A copy of each such report shall, at the time of such transmission to Bondholders, be filed by the Trustee with each stock exchange upon which the Bonds are listed and also with the Securities and Exchange Commission. The Company shall notify the Trustee of the name and address of each stock exchange on which the Bonds are listed.

(e) The provisions of this Section which have been made specifically applicable to the Trustee, shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to Section 6 of Article XIII hereof, to any separate or co-trustee. Notwithstanding any of the provisions of this Section which require any separate or co-trustee, appointed pursuant to Section 6 of Article XIII hereof, to transmit reports to the Bondholders and to file such reports with each stock exchange upon which the Bonds are listed and also with the Securities and Exchange Commission, such separate or co-trustee may, if it so elects, furnish to the Trustee all information concerning such separate or co-trustee which such separate or co-trustee is required to report, and the Trustee shall transmit and file such information, in accordance with the provisions of this Section, on behalf of such separate or co-trustee.

(f) For the purpose of this Section, all Bonds which have been authenticated and delivered and not returned to the Trustee and cancelled, shall be deemed to be outstanding.

(g) The Company hereby covenants and agrees to pay all expenses of the Trustee incurred in preparing, transmitting, filing and mailing reports pursuant to this Section.

The opinion of counsel provided for in Section 5 of Article VII hereof shall state the amount of net proceeds received or to be received for the property taken or purchased and the amount so stated shall be

deemed to be the fair value of such property for the purpose of subdivision (b) of this Section.

SECTION 3. The Trustee shall, within ninety (90) days after the occurrence thereof, give to the holders of Bonds, in the manner and to the extent provided in subsection (c) of Section 2 of this Article, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in Section 1 of Article IX of this Indenture not including any periods of grace provided for in said Section 1); but in the case of any default, as specified in subdivision (c) of said Section 1, no such notice shall be given until at least sixty (60) days after the occurrence thereof; provided that, except in the case of default in the payment of the principal of or interest on any of the Bonds, or in the payment of any installment of any fund required to be applied to the purchase or redemption of any of the Bonds hereby secured, the Trustee shall be protected in withholding such notice if and so long as the board of directors, executive committee, or a trust committee of directors and/or responsible officers, of the Trustee in good faith determines that the withholding of such notice is in the interest of the Bondholders and any separate or co-trustee who is an individual shall be protected in withholding such notice if and so long as such separate or co-trustee in good faith determines that the withholding of such notice is in the interest of the Bondholders.

The term "responsible officers" of the Trustee shall mean and include the chairman of the board of directors, the president, every vice-president, every assistant vice-president, the secretary, the treasurer, and every officer and assistant officer of the Trustee, other than those specifically above mentioned, to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject; and the term "responsible officer", as used in this Indenture, shall mean and include any of said officers.

SECTION 4. Section 23 of Article IV of the Original Indenture is amended by inserting in the seventh line of the third paragraph thereof the words "within five days" immediately after the word "may," contained therein, and by inserting in place of paragraph (ii) of said section the following:

"(ii) If the Trustee shall elect not to afford to such applicant Bondholder access to such information, the Trustee shall upon written request of such applicant Bondholder mail to all Bondholders whose names and addresses appear in the most recent information in the possession of the Trustee, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed, and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicant Bondholder and file with the Securities and Exchange Commission together with a copy of the material to be mailed a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicant Bondholder respecting his application."

Neither the Trustee, nor any paying agent shall be held liable or accountable by reason of the disclosure of information as to names and addresses or mailing of any material pursuant to any request made under this Section.

ARTICLE XX.

SECTION 1. If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture which has been required to be included pursuant to any requirements of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Bondholders allowed in any judicial proceedings relative to the Company, or its creditors, or its property. For all purposes of this paragraph, the term "Company" shall mean the Company and any other obligor on the Bonds secured by the Indenture. If any provision of Section 8 of Article IX hereof limits, qualifies, or conflicts with any provision of this paragraph, such provision of this paragraph shall control.

SECTION 2. The second paragraph of the definition of Bondholders contained in Article I of the Original Indenture is hereby amended to read as follows:

> "For the purposes of this Indenture any reference to a particular percentage or proportion of the Bondholders, or to a particular percentage or proportion of the holders of Bonds of a particular series, shall mean the holders at the particular time of the specified percentage or proportion in aggregate principal amount of all Bonds then outstanding under this Indenture, or of all Bonds of the particular series then outstanding under this Indenture, as the case may be, exclusive of Bonds or of Bonds of the particular series, as the case may be, held or owned by the Company and any other obligor upon such Bonds or by any affiliate of the Company or such obligor, whether or not theretofore issued, and whether held in the Company's treasury or, subject to Section 17 of Article IX, pledged to secure any indebtedness; except that for the purposes of determining whether the Trustee shall be protected in relying on any directions or consents received from bondholders, only the Bonds which the Trustee knows are so held or owned shall be so excluded."

For the purposes of the foregoing definition of Bondholders, the word "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company or any other obligor on the Bonds.

The last paragraph of Section 6 of Article XV of the Original Indenture is hereby deleted.

SECTION 3. The words "to the knowledge of the Trustee" are hereby deleted from the third and fourth lines of Section 7 of Article VII of the Original Indenture.

SECTION 4. The words "incurred without negligence or bad faith" are hereby inserted after the word "liabilities" in the ninth line of Section 7 of Article IX and in the fifth line of the third paragraph of Article XVI, of the Original Indenture.

ARTICLE XXI.

Concerning the Trustee.

Section 1. The Trustee undertakes and, if a separate or co-trustee is appointed pursuant to Section 6 of Article XIII hereof, such separate or co-trustee undertakes, prior to an event of default, as defined in Section 1 of Article IX hereof, and after the curing of all such events of default which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of such event of default (which has not been cured) to exercise such of the rights and powers vested in them by this Indenture, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. For the purposes of this Section 1 and of Section 2 of this Article an event of default shall be deemed cured when the act or omission or other event giving rise to such event of default shall have been cured, remedied or terminated.

The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

Section 2. No provision of this Indenture shall, or shall be construed to, relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct except that:

(a) prior to an event of default, as defined in Section 1 of Article IX hereof, and after the curing of all such events of default which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligations of the Trustee prior to an event of default, as defined in Section 1 of Article IX hereof, and after the curing of all such events of default which may have occurred, shall be determined solely by the express provisions of this Indenture;

(b) prior to an event of default, as defined in Section 1 of Article IX hereof, and after the curing of all such events of default

which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; and

(c) no Trustee which is a corporation shall be personally liable for any error of judgment made in good faith by a responsible officer or responsible officers (as defined in Section 3 of Article XIX hereof) of such Trustee unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts and no Trustee who is an individual shall be personally liable for any error of judgment made in good faith by him unless it shall be proved that he was negligent in ascertaining the pertinent facts.

The provisions of this Section, which have been made specifically applicable to the Trustee, shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to Section 6 of Article XIII hereof, to any separate or co-trustee.

SECTION 3. Section 23 of Article IV, Section 12 of Article IX, Section 2 of Article XII, Sections 1 and 2 of Article XIII and Section 6 of Article XV hereof, shall be subject to the provisions of Sections 1 and 2 of this Article XXI. The words "Nor, except as otherwise provided in this Indenture, shall the Trustee be liable for anything whatever in connection with this trust, except for its own negligence or wilful misconduct." are hereby deleted from Section 1 of Article XIII hereof.

SECTION 4. Nothing in this Indenture shall be deemed to modify the obligation of the Trustee to exercise, during the continuance of an event of default, as defined in Section 1 of Article IX hereof, the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 1 of this Article.

SECTION 5. The certificate provided for in Section 1 of Article XIII of this Indenture to prove or establish a matter shall be full warrant to the Trustee for any action taken or suffered by it under the provisions hereof upon the faith thereof only prior to an event of default as defined in Section 1 of Article IX hereof, or after all events of default have been cured.

SECTION 6. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it.

SECTION 7. Section 8 of Article XIII of the Original Indenture is hereby amended to read as follows:

"(a) If any Trustee has or acquires any conflicting interest, as defined by subsection (d) of this Section, such Trustee shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor's acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner provided in Section 5 of this Article. Upon giving such notice of resignation, the resigning Trustee shall publish notice thereof in one newspaper printed in the English language and customarily published on each business day and of general circulation in the City of Chicago, Illinois, once in each of four successive calendar weeks, in each case on any business day of the week. If the resigning Trustee fails to publish such notice within ten days after giving written notice of its resignation to the Company, the Company shall publish such notice.

(b) In the event that any Trustee shall fail to comply with the provisions of subsection (a) of this Section, such Trustee shall, within ten days after the expiration of such ninety (90) day period, transmit notice of such failure to the Bondholders in the manner and to the extent provided in subsection (c) of Section 2 of Article XIX of this Indenture with respect to reports pursuant to subsection (a) of said Section 2.

(c) Any Bondholder who has been, for at least six months, a bona fide holder of one or more Bonds may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of any Trustee, and the appointment of a successor, if such Trustee fails, after written request therefor by such holder, to comply with the provisions of subsection (a) of this Section.

(d) A Trustee shall be deemed to have a conflicting interest if—

(1) such Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor, are outstanding unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture, provided that there shall be excluded from the operation of this paragraph (1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the obligor are outstanding, if the obligor shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify such Trustee from acting as such under one of such indentures;

(2) such Trustee or any of its directors or executive officers is the obligor upon the bonds or an underwriter for the obligor;

(3) such Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the obligor or an underwriter for the obligor;

(4) such Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the obligor, or of an underwriter (other than such Trustee itself) for the obligor who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of such Trustee and a director and/or an executive officer of the obligor, but may not be at the same time an executive officer of both a Trustee and the obligor; (B) if and so long as the number of directors of a Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of such Trustee and a director of the obligor; and (C) any Trustee may be designated by the obligor or by any underwriter for the obligor, to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection, to act as trustee, whether under an indenture or otherwise;

(5) ten per centum (10%) or more of the voting securities of such Trustee is beneficially owned either by the obligor or by any director, partner or executive officer thereof, or twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of such Trustee is beneficially owned either by an underwriter for the obligor or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6) such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section defined, (A) five per centum (5%) or more of the voting securities, or ten per centum (10%) or more of any other class of security, of the obligor, not including the Bonds issued under this Indenture and securities issued under any other indenture under which such Trustee is also trustee, or (B) ten per centum (10%) or more of any class of security of an underwriter for the obligor;

(7) such Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section defined, five per centum (5%) or more of the voting securities of any person who, to the knowledge of such Trustee, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with the obligor;

(8) such Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default as hereinafter in this Section defined, ten per centum (10%) or more of any class of security of any person who, to the knowledge of such Trustee, owns fifty per centum (50%) or more of the voting securities of the obligor; or

(9) such Trustee owns on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or *inter vivos* trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities, or of any class of security of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subsection. As to any such securities of which such Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the

preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15, in each calendar year, such Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15. If the obligor fails to make payment in full of principal or interest upon the Bonds when and as the same become due and payable, and such failure continues for thirty (30) days thereafter, such Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by such Trustee with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by such Trustee, for the purposes of paragraphs (6), (7), and (8) of this subsection.

The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of subsection (d) of this Section.

For the purposes of paragraphs (6), (7), (8), and (9) of subsection (d) of this Section only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (C) a Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

For the purposes of this Section the term "underwriter" when used with reference to the obligor means every person, who, within three years prior to the time as of which the determination is made, has purchased from the obligor with a view to, or has sold for the obligor in connection with, the distribution of any security of the obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(i) A specified percentage of the voting securities of any Trustee, the obligor or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentages of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(iii) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(iv) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(w) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(x) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(y) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

(z) Securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

The provisions of this Section which have been made specifically applicable to a Trustee, shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to Section 6 of Article XIII hereof, to any separate or co-trustee, except that in case of the resignation of a separate or co-trustee the appointment of a successor shall (subject to the provisions of subsection (c) of this Section) be governed by the provisions of Section 6 of Article XIII hereof."

SECTION 8. Section 9 of Article XIII of the Original Indenture is hereby amended to read as follows:

"(a) Subject to the provisions of subsection (b) of this Section, if any Trustee shall be, or shall become, a creditor, directly or indirectly, secured or unsecured, of the obligor within four months prior to a default as defined in the last paragraph of this subsection, or subsequent to such a default, then, unless and until such default shall be cured, such Trustee shall set apart and hold in a special account for the benefit of such Trustee individually and the holders of the Bonds and the holders of any other indenture securities (as in the last paragraph of this subsection (a) defined)

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the obligor and its other creditors, except any such reduction resulting from

the receipt or disposition of any property described in paragraph (2) of this subsection (a), or from the exercise of any right of set-off which such Trustee could have exercised if a petition in bankruptcy had been filed by or against the obligor upon the date of such default; and

(2) all property received in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the obligor and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of a Trustee

(A) to retain for its own account (i) payments made on account of any such claim by any person (other than the obligor) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by such Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if such Trustee shall sustain the burden of proving that at the time such property was so received such Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subsection would occur within four months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of a Trustee as such creditor, such claim shall have the same status as such preexisting claim.

If a Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between such Trustee, the Bondholders and the holders of other indenture securities in such manner that such Trustee, the Bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of such Trustee anything on account of the receipt by it from the obligor of the funds and property in such special account and before crediting to the respective claims of such Trustee, the Bondholders, and the holders of other indenture securities dividends on claims filed against the obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between such Trustee, the bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in deter-

mining the fairness of the distributions to be made to such Trustee, the Bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee who has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this subsection if and only if the following conditions exist—

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months' period; and

(ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

As used in this Section, the term "default" means any failure to make payment in full of the principal of or interest upon the Bonds or upon any other indenture securities when and as such principal or interest becomes due and payable; and the term "other indenture securities" means securities upon which the obligor is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) under which such Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this subsection (a), and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.

(b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from—

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by such Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture for the purpose of preserving the property subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders, as provided in subsections (a), (b) and (c) of Section 2 of Article XIX of this Indenture with respect to advances by any Trustee as such;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in the last paragraph of this subsection (b);

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the obligor; or

(6) the acquisition, ownership, acceptance, or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in the last paragraph of this subsection.

As used in this Section, the term "security" shall have the meaning assigned to such term in the Securities Act of 1933, as amended and in force on the date of the execution of the Second Supplemental Indenture; the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made, within seven days after delivery of the goods or securities, in currency or in checks or other orders drawn upon banks or bankers and payable on demand; the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the obligor for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising

from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by such Trustee simultaneously with the creation of the creditor relationship with the obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and the term "Trustee" shall include the Trustee and any separate trustee or co-trustee appointed pursuant to Section 6 of Article XIII hereof."

SECTION 9. In case at any time the Trustee shall cease to be eligible or qualified in accordance with the provisions of Sections 5 and 8 of Article XIII of this Indenture, then the Trustee shall resign immediately in the manner and with the effect in Section 5 of Article XIII hereof provided; and, in the event that it does not resign immediately in such case, then it may be removed forthwith as provided in Section 5 of Article XIII hereof.

SECTION 10. Section 7 of Article XIII of the Original Indenture is hereby amended by inserting after the word "authority" in the twelfth line thereof, the following: ", provided that it shall have a capital and surplus aggregating at least Five million Dollars ($5,000,000)," and by deleting the words "anything herein to the contrary notwithstanding" in line 15 thereof.

The Company covenants that, whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will in the manner provided in Section 5 of Article XIII hereof appoint a Trustee so that there shall at all times be a Trustee under this Indenture, eligible under the provisions of said Section 5.

Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to the Trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely: the rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the instruments and agreements appointing such

separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdicion in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees.

The first sentence of the second paragraph of Section 5, Article XIII of the Original Mortgage, is hereby amended to read as follows:

> "The Trustee and every successor trustee hereunder shall always be a corporation and a bank or trust company or a national banking association in good standing, having its principal office in the Borough of Manhattan, City of New York, the City of Chicago, Illinois, or the City of Topeka, Kansas, if there be such a bank or trust company or national banking association willing to accept the trust on customary terms. The Trustee and every successor trustee hereunder shall be authorized to exercise corporate trust powers and shall be subject to supervision or examination by Federal or state authorities and have a capital and surplus aggregating not less than Five Million Dollars ($5,000,000) or such larger amount as may be required by the laws of any governmental authority having jurisdiction or rules or regulations and orders of any regulatory body established thereunder."

SECTION 11. For all purposes of this Indenture, the term "obligor" shall mean the Company and any other obligor on the bonds secured hereby. For all purposes of the first paragraph of Section 8 of Article IX hereof, the term "Company" shall mean the Company and any other obligor on the bonds secured hereby.

ARTICLE XXII.

MISCELLANEOUS PROVISIONS.

SECTION 1. Wherever reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act as it was in force on the date of the execution of the Second Supplemental Indenture.

SECTION 2. Notwithstanding any other provision of this Indenture, the right of any holder of any Bond to receive payment of the principal of

and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 3. Any instrument supplemental to this Indenture executed pursuant to the provisions of Article XIV hereof, shall comply with all applicable provisions of the Trust Indenture Act of 1939 as in force on the date of the execution of such supplemental indenture.

The Company reserves the right without any consent or other action by holders of Bonds of the 1979 Series or of any subsequent series to make such amendments of the Indenture, as shall be necessary from time to time in order to qualify the Indenture, under the Trust Indenture Act of 1939 as in force on the date of the making of any such amendment, provided that no such amendment shall, without the consent of the holder of any Bond issued under the Indenture, affected thereby, impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or permit the creation of any lien ranking prior to, or on a parity with, the lien of the Indenture with respect to any of the property mortgaged and pledged thereunder or the deprivation of such Bondholder of a lien upon the mortgaged and pledged property for the security of his Bonds (subject only to the lien of taxes for the then current year, the lien of taxes, assessments or governmental charges not then due and delinquent and to any mortgage or other liens existing upon said property which are prior to the Indenture at the time of such amendment), and the holders and owners of any Bonds of the 1979 Series or any subsequent series outstanding under the Indenture by acceptance of such Bonds, agree and consent to the making of any such amendments."

IN WITNESS WHEREOF, THE KANSAS POWER AND LIGHT COMPANY, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or a Vice-President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and HARRIS TRUST AND

SAVINGS BANK, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or a Vice-President and its corporate seal to be attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

THE KANSAS POWER AND LIGHT COMPANY,

By D. E. ACKERS
President.

[CORPORATE SEAL]

Attest:

ARTHUR MAYER
Assistant Secretary.

Executed, sealed and delivered by THE KANSAS POWER AND LIGHT COMPANY, in the presence of:

ANNE R. CAMPBELL

EDWIN H. HUDSON

HARRIS TRUST AND SAVINGS BANK,
As Trustee.

By F. O. MANN
Vice-President.

[CORPORATE SEAL]

Attest:

W. H. MILSTED
Secretary.

Executed, sealed and delivered by HARRIS TRUST AND SAVINGS BANK, in the presence of:

W. LEE STOETZEL

H. W. PHILLIPS

State of New York }
County of New York } ss.:

Be it remembered, that on this 5th day of May, 1949, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came D. E. Ackers, President, and Arthur Mayer, Assistant Secretary, of The Kansas Power and Light Company, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

In witness whereof, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

[notarial seal]

Harry N. Rainsley
Notary Public.

HARRY N. RAINSLEY
Notary Public, State of New York
No. 41-3198350
Qualified in Queens County
Cert. filed with New York
County Clerk and Register
Term expires March 30, 1951

STATE OF ILLINOIS }
COUNTY OF COOK } SS.:

BE IT REMEMBERED, that on this 6th day of May, 1949, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came, F. O. MANN, a Vice President, and W. H. MILSTED, Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

[NOTARIAL SEAL]

LOUIS CHRISTIN
Notary Public.

My Commission Expires
September 17, 1952.

STATE OF NEW YORK }
COUNTY OF NEW YORK } ss.:

BE IT REMEMBERED, that on this 5th day of May, 1949, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came D. E. ACKERS, President, and ARTHUR MAYER, Assistant Secretary, of The Kansas Power and Light Company, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, who, being by me respectively, duly sworn, did each say that the said D. E. Ackers is President and that the said Arthur Mayer is Assistant Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith for the uses and purposes therein set forth and without any intent to hinder, delay or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

[NOTARIAL SEAL]

HARRY N. RAINSLEY
Notary Public.

HARRY N. RAINSLEY
NOTARY PUBLIC, STATE OF NEW YORK
No. 41-3198350
Qualified in Queens County
Cert. filed with New York
County Clerk and Register
Term expires March 30, 1951

The foregoing Second Supplemental Indenture dated April 1, 1949 was recorded in the offices of the Registers of Deeds of the Counties listed below, all in the State of Kansas and on the dates indicated, as follows:

	Recording as Real Estate Mortgage			Recording as Chattel Mortgage		
County	Date	Book	Page	Date	Book	Page
Atchison	5-20-49	284	73	5-20-49		19-20
Barber	5-20-49	54	309	5-20-49	25	K
Barton	5-24-49	52	449	5-24-49	2	K-109
Brown	5-20-49	229B	1	5-20-49	Z	
Butler	5-20-49	186	8	5-20-49	93	
Chase	5-21-49	67	1 to 83 Inc.	5-21-49	2	K
Clark	5-23-49	46		5-23-49	27	K
Clay	5-20-49	112	60 to 89 Inc.	5-20-49	34	145
Cloud	5-20-49	97	166-210	5-20-49	25	139
Comanche	5-20-49	50	1-83	5-20-49	19	K
Dickinson	5-20-49	Locker #2		5-20-49	C	H
Doniphan	5-20-49	117		5-20-49	14	141
Edwards	5-20-49	25	215	5-20-49	10223	
Ellis	5-20-49	78	365	5-20-49	24	K
Ellsworth	5-23-49	54B	1	5-23-49	30	137
Geary	5-20-49	36A	1-88	5-20-49	9	164A
Jackson	5-21-49	114D		5-21-49	46	K-11
Jefferson	5-24-49	201	364	5-24-49	33	K
Johnson	5-20-49	200	1 to 83 Inc.	5-20-49	42	91
Kingman	5-20-49	93	R	5-20-49	II	K
Kiowa	5-23-49	59	1-83	5-23-49	L-I	18
Lincoln	5-20-49	52	345	5-20-49	20	87
Marion	5-23-49	252	1	5-23-49	30	142
Marshall	5-20-49	234	601	5-20-49	1	K
McPherson	5-20-49	133	1	5-20-49	63	201
Morris	5-20-49	56	587	5-20-49	12	K
Nemaha	5-20-49	202	145 to 159	5-20-49	8	
Ottawa	5-20-49	62	1-B	5-20-49	31	K#3249
Osage	5-20-49	K-56	1	5-20-49	11,448	
Pawnee	5-20-49	57	1 to 183 Inc.	5-20-49	25	K
Pottawatomie	5-20-49	113	Sec. IV	5-20-49	1	157
Pratt	5-23-49	85	215	5-23-49	42	154
Reno	5-20-49	300	261	5-20-49	B-14	Ka
Republic	5-20-49	152A		5-20-49	13	141
Rice	5-20-49	148	55	5-20-49	34	K
Riley	5-20-49	228		5-20-49	1	153
Rush	5-20-49	26	10	5-20-49	1	675
Russell	5-23-49	66	I	5-23-49	39	K
Saline	5-20-49	167	150-194 Inc.	5-20-49	5-671	
Shawnee	5-18-49	1011	184	5-18-49	—	—
Stafford	5-20-49	81	1-83	5-20-49	36	2
Wabaunsee	5-20-49	M15	499	5-20-49	31	212
Washington	5-20-49	125	194	5-20-49	44	143